Exhibit 10.18

AMENDED AND RESTATED PURCHASE AND SALE CONTRACT

BETWEEN

TRT NOIP SYLVAN WAY – PARSIPPANY LLC,

a Delaware limited liability company, and

TRT NOIP MAPLE – EL SEGUNDO LP,

a Delaware limited partnership,

AS SELLERS

AND

GPT SYLVAN WAY OWNER LLC,

a Delaware limited liability company

GPT MAPLE AVENUE OWNER LP,

a Delaware limited partnership

AS PURCHASERS

ARTICLE I	DEFINED TERMS	2

ARTICLE II	PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT	2

2.1	Purchase and Sale	2

2.2	Purchase Price and Deposit	2

2.3	Escrow Provisions Regarding Deposit	2

ARTICLE III	FEASIBILITY PERIOD	4

3.1	Feasibility Period	4

3.2	Expiration of Feasibility Period	4

3.3	Conduct of Investigation	4

3.4	Purchaser Indemnification	5

3.5	Property Materials	6

ARTICLE IV	TITLE	6

4.1	Title Documents	6

4.2	Survey	7

4.3	Objection and Response Process	7

4.4	Permitted Exceptions	7

4.5	Subsequently Disclosed Exceptions	8

4.6	Assumed Encumbrances	8

4.7	Purchaser Financing	11

4.8	Defeasance of the Entire Loan	11

ARTICLE V	CLOSING	13

5.1	Closing Date	13

5.2	Seller Closing Deliveries	13

5.3	Purchaser Closing Deliveries	14

5.4	Closing Prorations and Adjustments	15

5.5	Post-Closing Adjustments	20

ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER	20

6.1	Seller’s Representations	20

6.2	AS-IS	21

6.3	Survival of Seller’s Representations	22

6.4	Definition of Seller’s Knowledge	23

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6.5	Representations and Warranties of Purchaser	23

6.6	Definition of Purchaser’s Knowledge	24

ARTICLE VII	OPERATION OF THE PROPERTIES	25

7.1	Leases and Property Contracts	25

7.2	General Operation of Property	25

7.3	Liens	25

7.4	Loan	25

7.5	Estoppel Certificates	26

7.6	REAs and Declarations	26

ARTICLE VIII	CONDITIONS PRECEDENT TO CLOSING	27

8.1	Purchaser’s Conditions to Closing	27

8.2	Sellers’ Conditions to Closing	28

ARTICLE IX	BROKERAGE	28

9.1	Indemnity	28

9.2	Broker Commission	29

ARTICLE X	DEFAULTS AND REMEDIES	29

10.1	Purchaser Default	29

10.2	Seller Default	30

ARTICLE XI	RISK OF LOSS OR CASUALTY	31

11.1	Major Damage	31

11.2	Minor Damage	31

11.3	Closing	31

11.4	Repairs	32

ARTICLE XII	EMINENT DOMAIN	32

12.1	Eminent Domain	32

ARTICLE XIII	MISCELLANEOUS	32

13.1	Binding Effect of Contract	32

13.2	Exhibits and Schedules	32

13.3	Assignability	33

13.4	Captions	33

13.5	Number and Gender of Words	33

13.6	Notices	33

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13.7	Governing Law and Venue	35

13.8	Entire Agreement	35

13.9	Amendments	35

13.10	Severability	35

13.11	Multiple Counterparts/Electronic Signatures	35

13.12	Construction	35

13.13	Confidentiality	35

13.14	Time of the Essence	36

13.15	Waiver	36

13.16	Attorneys’ Fees	36

13.17	Time Zone/Time Periods	37

13.18	Like-Kind Exchange Cooperation Clause	37

13.19	No Personal Liability of Officers, Trustees or Directors of Sellers’ Partners	37

13.20	ADA Disclosure	38

13.21	No Recording	38

13.22	Relationship of Parties	38

13.23	Waiver of Trial by Jury	38

13.24	Intentionally Omitted	38

13.25	Non-Solicitation of Employees	38

13.26	Survival	38

13.27	Multiple Purchasers	39

13.28	Sellers’ Several Obligations	39

13.29	Rule 3-14 Audit Assistance	39

13.30	Obligation to Close on all Properties	39

13.31	State Specific Provisions	39

13.32	Related Contracts	41

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AMENDED AND RESTATED PURCHASE AND SALE CONTRACT

THIS AMENDED AND RESTATED PURCHASE AND SALE CONTRACT (this “Contract”) is entered into as of the 15th day of January, 2015, but shall be effective as of the 9th day of December, 2014 (the “Effective Date”), by the selling parties identified on Schedule A-1 (the “Seller Information Schedule”), having an address at 518 17th Street, 17th Floor, Denver, Colorado 80202 (individually a “Seller” and collectively “Sellers”), and by the purchasing parties identified on Schedule B-1 (the “Purchaser Information Schedule”), having a principal address at 521 Fifth Avenue, 30th Floor, New York, NY 10175 (collectively “Purchaser”).

NOW, THEREFORE, in consideration of mutual covenants set forth herein, Sellers and Purchaser hereby agree as follows:

RECITALS

A. Each Seller owns the real estate listed on the Seller Information Schedule and as more particularly described in Exhibits A-1 to A-2 attached hereto and made a part hereof, and the improvements thereon.

B. Sellers, together with the related selling parties identified on Schedule A-2 (the “Related Seller Parties” and, together with Sellers, the “Original Sellers”), as sellers, and Purchaser, together with the related purchasing parties identified on Schedule B-2 (the “Related Purchaser Parties” and, together with Purchaser, the “Original Purchaser”), as purchaser, are parties to that certain Purchase and Sale Contract, dated as of December 9, 2014 (the “Original Contract”). Pursuant to the Original Contract, Original Sellers agreed to sell, and Original Purchaser agreed to purchase, certain parcels of real property, together with improvements and certain associated property, as more particularly described in the Original Contract (the “Original Property”). The Property (as hereinafter defined) constitutes a portion of the Original Property.

C. Original Sellers and Original Purchaser desire to amend, restate and supersede the Original Contract as of the Effective Date pursuant to this Contract, as well as one or more related purchase and sale contracts entered into concurrently herewith among the Related Seller Parties and the Related Purchaser Parties for the purpose of conveying those portions of the Original Property which are not included in the definition of the “Property” hereunder (the “Related Contracts”).

D. Sellers and Purchaser agree that this Contract, together with the Related Contracts, shall collectively amend, restate and supersede the Original Contract.

E. Purchaser desires to purchase, and each Seller desires to sell, such land, improvements and certain associated property, on the terms and conditions set forth below.

ARTICLE I

DEFINED TERMS

Unless otherwise defined herein, any term with its initial letter capitalized in this Contract shall have the meaning set forth in Schedule 1 attached hereto and made a part hereof.

ARTICLE II

PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT

2.1 Purchase and Sale. Each Seller agrees to sell and convey to Purchaser the Property owned by such Seller, as set forth on the Seller Information Schedule, and Purchaser agrees to purchase such Property from each Seller, all in accordance with the terms and conditions set forth in this Contract. Sellers acknowledge that, except as otherwise expressly provided herein, each Property identified in the column adjacent to each Purchaser on Schedule B shall be conveyed to such Purchaser at Closing.

2.2 Purchase Price and Deposit. The purchase price for the Properties is ONE HUNDRED FIVE MILLION FIVE HUNDRED ELEVEN THOUSAND SEVEN HUNDRED FIFTY-FOUR and No/100 Dollars ($105,511,754.00) (the “Purchase Price”). The Purchase Price shall be allocated among the Properties as more particularly set forth in the Seller Information Schedule. The Purchase Price shall be payable by Purchaser as follows:

2.2.1 Within two (2) Business Days following the Effective Date, Purchaser shall deliver to Fidelity National Title, with an address of 4643 S. Ulster Street, Suite 500, Denver, Colorado 80237 (“Escrow Agent” or “Title Insurer”) an earnest money deposit (the “Deposit”) of ONE MILLION FIVE HUNDRED EIGHTY-EIGHT THOUSAND NINETY-SEVEN and No/100 Dollars ($1,588,097.00) by wire transfer of immediately available funds (“Good Funds”). The Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3. The Deposit may be allocated among the Sellers on a pro rata basis in accordance with the amount of the Purchase Price allocated to each Seller’s Property.

2.2.2 Unless there is a Full Defeasance in accordance with Section 4.8, pursuant to the Loan Assumption and Release, Purchaser shall receive a credit against the Purchase Price in the amount of the outstanding principal balance of Note, together with all accrued but unpaid interest (if any) thereon, as of the Closing Date, allocable to the Properties (the “Allocated Loan Balance”).

2.2.3 The balance of the Purchase Price for each Property shall be paid to and received by Escrow Agent by wire transfer of Good Funds no later than 2:00 p.m. (mountain time) on the Closing Date (or such earlier time as required by any Seller’s lender).

2.3 Escrow Provisions Regarding Deposit.

2.3.1 Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms of this Contract. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase contracts as Escrow Agent, in its discretion, deems suitable, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit pursuant to this Contract.

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2.3.2 Escrow Agent shall hold the Deposit until the earlier occurrence of (i) the Closing Date, at which time the Deposit shall be applied against the Purchase Price, or released to Sellers pursuant to Section 10.1, or (ii) the date on which Escrow Agent shall be authorized to disburse the Deposit as set forth in Section 2.3.3. The tax identification numbers of the parties shall be furnished to Escrow Agent upon request.

2.3.3 If, prior to the Closing Date, either party makes a written demand upon Escrow Agent for payment of the Deposit, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) Business Days after the giving of such notice, Escrow Agent is hereby authorized to make such payment. If Escrow Agent does receive such written objection within such five (5) Business Day period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Contract or a final judgment or arbitrator’s decision. However, Escrow Agent shall have the right at any time to deliver the Deposit and interest thereon, if any, with a court of competent jurisdiction in the state in which any one of the Properties is located. Escrow Agent shall give written notice of such deposit to Sellers and Purchaser. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder. Notwithstanding the foregoing provisions of this Section 2.3.3, if Purchaser delivers a notice to Escrow Agent on or prior to the expiration of the Feasibility Period that Purchaser has terminated this Contract, upon receipt of the notice as set forth in Section 3.2, Escrow Agent shall immediately return the Deposit to Purchaser without the necessity of delivering any notice to, or receiving any notice from Sellers. If Escrow Agent, as escrow agent under any of the Related Contracts, delivers the deposit under such Related Contract to any party thereunder, then Escrow Agent shall concurrently deliver the Deposit to the equivalent party hereunder.

2.3.4 The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, and that Escrow Agent shall not be deemed to be the agent of any of the parties and shall not be liable for any act or omission on its part unless taken or suffered in bad faith in willful disregard of this Contract or involving gross negligence. Sellers and Purchaser jointly and severally shall indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorney’s fees, incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Contract or involving gross negligence on the part of the Escrow Agent.

2.3.5 The parties shall deliver to Escrow Agent an executed copy of this Contract. Escrow Agent shall execute the signature page for Escrow Agent attached hereto which shall confirm Escrow Agent’s agreement to comply with the terms of any Sellers’ closing instruction letter delivered at Closing and the provisions of this Section 2.3; provided, however, that (a) Escrow Agent’s signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Sellers, and the same shall become fully effective upon execution and delivery by Purchaser and Sellers, and (b) the signature of Escrow Agent will not be necessary to amend any provision of this Contract other than this Section 2.3.

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2.3.6 Escrow Agent, as the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), shall file all necessary information, reports, returns, and statements regarding the transaction required by the Code including, but not limited to, the tax reports required pursuant to Section 6045 of the Code. Further, Escrow Agent agrees to indemnify and hold Purchaser, Sellers, and their respective attorneys and brokers harmless from and against any Losses resulting from Escrow Agent’s failure to file the reports Escrow Agent is required to file pursuant to this section.

2.3.7 The provisions of this Section 2.3 shall survive any termination of this Contract, and, if not so terminated, the Closing and delivery of the Deeds to Purchaser.

ARTICLE III

FEASIBILITY PERIOD

3.1 Feasibility Period. Subject to the terms of Sections 3.3 and 3.4, and the rights of Tenants under the Leases, from the Effective Date to and including 5:00 p.m. on January 15, 2015 (the “Feasibility Period”), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees (collectively, “Consultants”) shall, at no cost or expense to Sellers, have the right from time to time to enter onto the Properties to conduct and make any and all customary studies, tests, examinations, inquiries, inspections, surveys and investigations of or concerning the Properties, review the Materials and otherwise confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Properties and Purchaser’s intended use thereof (collectively, the “Inspections”).

3.2 Expiration of Feasibility Period. If any of the matters in Section 3.1 or any other title or survey matters are unsatisfactory to Purchaser for any reason, or for no reason whatsoever, in Purchaser’s sole and absolute discretion, then Purchaser shall have the right to terminate this Contract in its entirety with respect to all Properties (but not in part with respect to less than all Properties) by giving written notice to that effect to Sellers and Escrow Agent no later than 5:00 p.m. on the date of expiration of the Feasibility Period. If Purchaser provides such notice, this Contract shall terminate and be of no further force and effect subject to and except for the Survival Provisions, and Escrow Agent shall return the Deposit to Purchaser. If Purchaser fails to provide Sellers with written notice of termination prior to the expiration of the Feasibility Period, Purchaser’s right to terminate under this Section 3.2 shall be permanently waived and this Contract shall remain in full force and effect, the Deposit shall be non-refundable (except as otherwise expressly set forth herein), and Purchaser’s obligation to purchase the Properties shall be conditional only as specifically provided in this Contract.

3.3 Conduct of Investigation. Purchaser shall not permit any mechanics’ or materialmen’s liens or any other liens to attach to any Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party on behalf of Purchaser in connection with any Inspections conducted by or for Purchaser. Purchaser shall give reasonable advance notice to the applicable Seller prior to any entry onto its Property and shall permit such Seller to have a representative present during all Inspections conducted at its Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the Inspections, and all equipment, materials and

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substances generated, used or brought onto any Property pose no material threat to the safety of persons, property or the environment. Purchaser and/or Purchaser’s Consultants shall have the right to interview any Tenant of the Property, provided Purchaser provides the applicable Seller not less than two (2) Business Days’ notice and Purchaser permits such Seller or the applicable Property Manager to be present during such interview. Neither Purchaser nor Purchaser’s Consultants will communicate directly with any governmental authority with jurisdiction over the Property without the prior written approval of the applicable Seller, and with, at such Seller’s option, the accompaniment by such Seller; provided, however, that Purchaser shall not require Sellers’ consent or accompaniment in connection with requesting and reviewing customary building, zoning, and environmental records from applicable governmental authorities.

3.4 Purchaser Indemnification.

3.4.1 Purchaser shall indemnify, hold harmless and, if requested by a Seller (in such Seller’s sole discretion), defend (with counsel reasonably acceptable to such Seller) such Seller, together with such Seller’s affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, agents, Property Manager (collectively, including such Seller, “Seller’s Indemnified Parties”), from and against any and all damages, mechanics’ liens, materialmen’s liens, liabilities, penalties, interest, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys’ fees, including the cost of in-house counsel and appeals) (collectively, “Losses”) arising from Purchaser’s or its Consultants’ entry onto such Seller’s Property, and any Inspections or other acts by Purchaser or Purchaser’s Consultants with respect to such Property during the Feasibility Period or otherwise, excluding any claims or liabilities arising solely from Purchaser’s discovery of any pre-existing condition relating to any Property as long as Purchaser takes reasonable steps not to exacerbate the condition upon discovery.

3.4.2 Notwithstanding anything in this Contract to the contrary, Purchaser shall not be permitted to perform any invasive tests on any Property (including, without limitation, a Phase II environmental assessment or indoor air quality testing) without the applicable Seller’s prior written consent, which consent may be withheld in the applicable Seller’s sole discretion. Any such inspections by Purchaser or its Consultants pursuant to this Section shall be subject to the rights of the Tenants pursuant to the Leases. No consent by the applicable Seller to any such activity shall be deemed to constitute a waiver by such Seller or assumption of liability or risk by such Seller. Purchaser hereby agrees to restore, at Purchaser’s sole cost and expense, each Property to the same condition existing immediately prior to Purchaser’s exercise of its rights pursuant to this Article III. Purchaser shall maintain and cause its third party consultants to maintain (a) casualty insurance and commercial general liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $1,000,000.00 with respect to property damage, and (b) worker’s compensation insurance for all of their respective employees in accordance with the law of the state(s) in which the Properties are located. Purchaser shall deliver proof of the insurance coverage required pursuant to this Section 3.4.2 to the applicable Seller (in the form of a certificate of insurance) prior to Purchaser’s or Purchaser’s Consultants’ entry onto any of the Properties.

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3.5 Property Materials.

3.5.1 As of the Effective Date, each Seller has made the documents set forth on Schedule 3.5 (together with any other documents or information provided by such Seller or its agents to Purchaser with respect to its Property, the “Materials”), to the extent the same exist and are in the applicable Seller’s possession or reasonable control (subject to Section 3.5.2), available to Purchaser on a secure web site (Purchaser agrees that any item to be delivered by any Seller under this Contract shall be deemed delivered to the extent available to Purchaser on such secured web site). To the extent that Purchaser determines that any of the Materials have not been made available or delivered to Purchaser pursuant to this Section 3.5.1, Purchaser shall notify the applicable Seller and such Seller shall use commercially reasonable efforts to deliver the same to Purchaser within five (5) Business Days after such notification is received by such Seller; provided, however, that under no circumstances will the Feasibility Period be extended and Purchaser’s sole remedy will be to terminate this Contract in its entirety pursuant to Section 3.2 with respect to all Properties (but not in part with respect to less than all Properties).

3.5.2 In providing the Materials to Purchaser, other than the Seller’s Representations, no Seller makes any representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded and disclaimed. All Materials are provided for informational purposes only and, if this Agreement is terminated for any reason, Purchaser shall return such Materials to Sellers (or certify the destruction thereof in writing to Sellers). Recognizing that the Materials delivered or made available by Sellers pursuant to this Contract may not be complete or constitute all of such documents which are in Sellers’ possession or control, but are those that are readily and reasonably available to Sellers, Purchaser shall not in any way be entitled to rely upon the completeness or accuracy of the Materials and will instead in all instances rely exclusively on its own Inspections and Consultants with respect to all matters which it deems relevant to its decision to acquire, own and operate the Property.

ARTICLE IV

TITLE

4.1 Title Documents. As of the Effective Date, each Seller has delivered to Purchaser a standard form commitment or preliminary title report (“Title Commitment”) to provide an ALTA 2006 (or applicable state equivalent) owner’s title insurance policy for its Property, in an amount equal to that Property’s Purchase Price (the “Title Policy”), together with copies of all instruments identified as exceptions therein (together with the Title Commitment, referred to herein as the “Title Documents”). Each Seller shall be responsible only for payment of title costs and fees related to its Property as specified below. The cost of the basic premium for the Title Policy for each Property, including extended coverage and the cost of any tax and lien searches required by the Title Company relating to procurement of the Title Commitment shall be apportioned between Purchaser and Sellers in accordance with Schedule 5.4.9). Purchaser shall be solely responsible for payment of all other costs, including and any requested endorsements (except for such endorsements which are a Seller cost pursuant to Schedule 5.4.9) with respect to each of the Properties.

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4.2 Survey. Subject to Section 3.5.2, each Seller has delivered to Purchaser a survey of such Seller’s Property, (each, an “Existing Survey”). Purchaser acknowledges and agrees that delivery of the Existing Surveys is subject to Section 3.5.2. Purchaser may, at its sole cost and expense, obtain updates of the Existing Surveys, or obtain new surveys of all or any of the Properties (each such updated Existing Survey or new Survey, a “Survey”).

4.3 Objection and Response Process. On or before the date which is ten (10) days prior to the expiration of the Feasibility Period (the “Objection Deadline”), Purchaser shall, on a Property-by-Property basis, give written notice (the “Objection Notice”) to Sellers of any matter set forth in any Title Documents and Existing Surveys to which Purchaser objects (the “Objections”). If Purchaser fails to tender an Objection Notice with respect to a Property on or before the Objection Deadline, Purchaser shall be deemed to have approved and irrevocably waived any objections to any matters covered by the Title Documents and the Existing Survey for such Property. On or before three (3) days prior to the expiration of the Feasibility Period (the “Response Deadline”), a Seller who has received an Objection Notice may, in such Seller’s sole discretion, give Purchaser notice (the “Response Notice”) of those Objections which such Seller is willing to cure, if any, on or before the Closing Date. If a Seller fails to deliver a Response Notice by the Response Deadline, such Seller shall be deemed to have elected not to cure or otherwise resolve any matter set forth in the Objection Notice. If Purchaser is dissatisfied with any Response Notice or the lack of any Response Notice, Purchaser may, as its exclusive remedy, elect by written notice given to Sellers on or before the expiration of the Feasibility Period (the “Final Response Deadline”) either (a) to accept the Title Documents and Existing Surveys with resolution, if any, of the Objections as set forth in the Response Notice (or if no Response Notice is tendered, without any resolution of the Objections) and without any reduction or abatement of the Purchase Price, or (b) to terminate this Contract in its entirety regarding all Properties (but not less than all Properties), in which event the Deposit shall be returned to Purchaser. If Purchaser fails to give notice to terminate this Contract on or before the Final Response Deadline, Purchaser shall be deemed to have elected to approve and irrevocably waived any Objections to any matters covered by the Title Documents or the Existing Survey applicable to each Property, subject only to resolution, if any, of the Objections as set forth in the Response Notice for such Property (or if no Response Notice is tendered, without any resolution of the Objections) and without any reduction or abatement of the Purchase Price. If a Seller fails to cure any Objections which such Seller agreed to cure in the Response Notice by the Closing Date, then Purchaser may, as its exclusive remedy, either (a) accept the Title Documents and Existing Surveys without resolution of such Objections without any reduction or abatement of the applicable Property’s Purchase Price, or (b) terminate this Contract in its entirety regarding all Properties (but not less than all Properties), in which event the Deposit shall be returned to Purchaser.

4.4 Permitted Exceptions. The Deed for each Property delivered pursuant to this Contract shall be subject to the following, all of which shall be deemed “Permitted Exceptions”:

4.4.1 All matters shown in the Title Documents and the Existing Survey or Survey for such Property, other than (a) those Objections, if any, which the applicable Seller has agreed to cure pursuant to the Response Notice under Section 4.3, (b) mechanics’ liens, other than those filed by contractors or suppliers engaged by or through Tenants, (c) taxes due and

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payable with respect to the taxing period preceding Closing, (d) the standard exception regarding the rights of parties in possession, which shall be limited to those parties in possession pursuant to the Leases, and (e) the standard exception pertaining to taxes and assessments, which shall be limited to taxes and assessments payable in the year in which the Closing occurs and subsequent taxes and assessments which are not due and payable as of the Closing Date;

4.4.2 All Leases for such Property;

4.4.3 Unless there is a Full Defeasance, all Assumed Encumbrances affecting such Property;

4.4.4 Applicable zoning and governmental regulations and ordinances; and

4.4.5 Any defects in or objections to title to such Property, or title exceptions or encumbrances, arising by, through or under Purchaser.

4.5 Subsequently Disclosed Exceptions. If at any time after the expiration of the Feasibility Period, any update to a Title Commitment discloses any additional item which was not disclosed on any version of or update to a Title Commitment delivered to Purchaser during the Feasibility Period (the “New Exception”), Purchaser shall have a period of five (5) days from the date of its receipt of such update (the “New Exception Review Period”) to review and notify the applicable Seller in writing of Purchaser’s approval or disapproval of the New Exception. If Purchaser disapproves of the New Exception, the applicable Seller may, in its sole discretion, notify Purchaser as to whether it is willing to cure the New Exception. If the applicable Seller fails to deliver a notice to Purchaser within three (3) days after the expiration of the New Exception Review Period, such Seller shall be deemed to have elected not to cure the New Exception. If Purchaser is dissatisfied with any Seller’s response, or lack thereof, Purchaser may, as its exclusive remedy, elect either: (a) to terminate this Contract in its entirety regarding all Properties (but not less than all Properties), in which event the Deposit shall be promptly returned to Purchaser, or (b) to waive the New Exception and proceed with the transactions contemplated by this Contract, in which event such New Exception shall be a Permitted Exception. If Purchaser fails to notify the applicable Seller of its election to terminate this Contract in accordance with the foregoing sentence within six (6) days after the expiration of the New Exception Review Period, Purchaser shall be deemed to have elected to approve and irrevocably waive any objections to the New Exception.

4.6 Assumed Encumbrances.

4.6.1 Purchaser recognizes and agrees that, in connection with the Loan made by Lender, each Original Property is encumbered by an Assumed Deed of Trust and the Assumed Encumbrances. The Loan is evidenced by the Note. Purchaser acknowledges that, as of the Effective Date, Sellers have made available to Purchaser copies of the Assumed Loan Documents.

4.6.2 Purchaser agrees that, unless there is a Full Defeasance, at the Closing, (a) Purchaser (together with the Related Purchaser Parties under the Related Contracts) shall assume the Sellers’ and the Related Seller Parties’ obligations under the Note and all of the other applicable Assumed Loan Documents (subject to the requested modifications to the Assumed

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Loan Documents set forth on Schedule 4.6.2), and accept title to each Property subject to the Assumed Deed of Trust and the Assumed Encumbrances applicable to such Property, and (b) the Lender shall release the applicable Seller or Related Seller Party, as well as any guarantors and other obligated parties under the Assumed Loan Documents, from all obligations first arising after the Closing Date under the Assumed Loan Documents (and any related guarantees or letters of credit), including, without limitation, any obligation to make payments of principal and interest under the Note all as contemplated under the Assumed Loan Documents (collectively, the foregoing (a) and (b) referred to herein as the “Loan Assumption and Release”). With respect to liabilities under the Loan arising before the Closing, Guarantor shall indemnify Purchaser with respect to such liabilities that arise under Section 3 of the Loan Agreement and the related Limited Guaranty executed by an affiliate of Sellers (the “Loan Liabilities”), pursuant to the Joinder attached hereto; which indemnity shall survive Closing for a period of twelve (12) months (the “Loan Indemnity Survival Period”). Guarantor shall not have any liability after the Loan Indemnity Survival Period with respect to the Loan Liabilities except to the extent that Purchaser has delivered notice to and commenced litigation against Guarantor by filing and serving a lawsuit during the Loan Indemnity Survival Period for the Loan Liabilities. Under no circumstances shall Guarantor be liable to Purchaser or any of the Related Purchaser Parties for more than Six Million and No/100 Dollars ($6,000,000.00), in any individual instance or in the aggregate for the Loan Liabilities arising hereunder and under any of the Related Contracts.

4.6.3 Purchaser further acknowledges that the Assumed Loan Documents require the satisfaction by Purchaser and the Related Purchaser Parties of certain requirements as set forth therein to allow for the Loan Assumption and Release. Accordingly, Purchaser, at its sole cost and expense and within seven (7) Business Days after receipt of Lender’s application form and requirements, but in any event, prior to the expiration of the Feasibility Period (the “Loan Assumption Application Submittal Deadline”), shall submit a complete application to the Lender (or servicer, as applicable) for assumption of the Loan together with all documents and information required in connection therewith (the “Loan Assumption Application”), and shall thereafter use commercially reasonable efforts to promptly satisfy the requirements set forth in the Assumed Loan Documents to allow for each Loan Assumption and Release. Purchaser agrees to provide Seller’s Representative with a copy of the Loan Assumption Application upon submitting the Loan Assumption Application to the Lender. Purchaser acknowledges and agrees that Purchaser and the Related Purchaser Parties are solely responsible for the preparation and submittal of the Loan Assumption Application, including the collection of all materials, documents, certificates, financials, signatures, and other items required to be submitted to Lender in connection with the Loan Assumption Application. Notwithstanding the foregoing, Sellers agree to reasonably cooperate with Purchaser with respect to requests for information or other commercially reasonable inquiries regarding the Properties or the Loan made by Purchaser in connection with completing the Loan Assumption Application or in furtherance of obtaining the Loan Assumption and Release. If Purchaser elects to terminate this Contract prior to the expiration of the Feasibility Period, all obligations of Purchaser under this Contract with respect to the Loan Assumption shall terminate; provided that Purchaser shall remain liable for all Assumption Lender Fees incurred through the date of termination pursuant to Section 4.6.5.

4.6.4 Purchaser shall comply with Lender’s assumption guidelines in connection with the Loan Assumption and Release. Purchaser shall be responsible, at its sole cost and

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expense, for correcting and re-submitting any deficiencies noted by Lender in connection with the Loan Assumption Application no later than seven (7) Business Days after notification from Lender of such deficiency. Purchaser also shall provide Seller’s Representative with a copy of any material correspondence from Lender with respect to the Loan Assumption Application no later than three (3) Business Days after receipt of such correspondence from Lender. Purchaser acknowledges that Lender’s assumption guidelines may not be consistent with the provisions of the Assumed Loan Documents concerning the Loan Assumption and Release. Purchaser shall coordinate with Lender to comply with the appropriate provisions of both the applicable Assumed Loan Documents and Lender’s assumption guidelines in order to allow for the Loan Assumption and Release.

4.6.5 Purchaser and the Related Purchaser Parties shall pay all fees and expenses (including, without limitation, all servicing fees and charges, transfer fees, assumption fees, title fees and endorsement fees) imposed or charged by the Lender or its counsel (such fees and expenses collectively being referred to as the “Assumption Lender Fees”), in connection with the Loan Assumption Application and the Loan Assumption and Release. The provisions of this Section 4.6.5 shall survive the termination of this Contract and the Closing.

4.6.6 Additionally, unless there is a Full Defeasance, Purchaser and the Related Purchaser Parties shall be responsible at Closing for (a) replacing all reserves, impounds and other accounts required to be maintained in connection with the Loan, and (b) funding any additional reserves, impounds or accounts required by Lender to be maintained by Purchaser and the Related Purchaser Parties in connection with the Loan after the Loan Assumption and Release (the “Required Loan Fund Amounts”); provided that such amounts, when taken as a whole, do not materially increase the amounts of total reserves otherwise required under the Assumed Loan Documents, and are not inconsistent with the requirements of Section 14 of the Loan Agreement; provided, further, however, that neither Purchaser nor the Related Purchaser Parties shall be obligated to replace reserves, impounds and other accounts related to the Retained Properties, which reserves, impounds and accounts shall be released to the applicable Sellers in connection with the release of the Retained Properties. Any existing reserves (including any excess cash flow reserves), impounds and other accounts required to be replaced by Purchaser pursuant to the foregoing sentence shall (i) be released in Good Funds to the applicable Seller at the Closing or (ii) if required by Lender and/or at the Sellers’ election, remain in the Lender-controlled accounts and Sellers shall receive an applicable closing statement adjustment for same at Closing. Notwithstanding anything herein to the contrary, Purchaser’s election to obtain mezzanine financing in accordance with the Assumed Loan Documents shall in no way delay the Closing Date, or be deemed to be a requirement of any Loan Assumption and Release, and any additional reserves required in connection with such election shall not be deemed to be a material increase in the amounts of the reserves under the Assumed Loan Documents for purposes of this Section 4.6.6. The provisions of this Section 4.6.6 shall survive the Closing.

4.6.7 The Assumed Loan Documents currently encumber, in addition to the Original Properties, the properties located at (a) 2100 Corporate Center Drive, Thousand Oaks, CA, (b) 1150 S. Columbia Drive, Campbellsville, KY and (c) 11493 Sunset Hills Road, Reston, VA (collectively, the “Retained Properties”). The Retained Properties shall be retained by the owners thereof, and shall not be purchased by Purchaser hereunder or by the Related Purchaser

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Parties under the Related Contracts. On or before Closing, the Sellers shall be obligated to obtain a release of the lien of the Retained Properties from the Assumed Loan Documents, at Sellers’ sole cost and expense. In accordance with Section 5.1, Sellers may specify that the actual Closing Date be simultaneous to a scheduled payment date under the Loan, if in the partial release of such debt (by prepayment, defeasance or otherwise), the loan documentation evidencing such debt so requires.

4.6.8 Subject to Sellers providing such documentation and/or information required from Sellers and the Related Seller Parties under the Assumed Loan Documents, Purchaser agrees promptly to deliver to Lender all documents and information required by the Assumed Loan Documents, and such other information or documentation as Lender reasonably may request, including, without limitation, financial statements, income tax returns and other financial information for Purchaser, the Related Purchaser Parties and any required guarantor. Each Seller agrees that it will cooperate with Purchaser and Lender, at no cost or expense to such Seller, in connection with Purchaser’s application to Lender for approval of the Loan Assumption and Release.

4.6.9 In the event that (a) Purchaser fails to submit a complete Loan Assumption Application by the Loan Assumption Application Submittal Deadline, or (b) following two (2) Business Days after written notice (notwithstanding any other cure periods allowed hereunder), Purchaser fails to comply with its other obligations under Section 4.6 hereof, the Sellers may, in Sellers’ sole and absolute discretion, terminate this Contract, in which event the Deposit shall be released by the Escrow Agent to Purchaser; however, Escrow Agent shall withhold from the amount disbursed to Purchaser an amount equal to Sellers’ actual, out-of-pocket costs and expenses incurred in connection with the transaction contemplated by this Agreement, up to a maximum amount of $150,000 (which limit shall apply to the aggregated costs of Sellers hereunder and the costs of the Related Seller Parties under the Related Contracts). Escrow Agent shall promptly disburse such withheld amount to Sellers.

4.7 Purchaser Financing. Subject to obtaining the Loan Assumption and Release, Purchaser assumes full responsibility to obtain the funds required for settlement, and Purchaser’s acquisition of such funds shall not be a contingency to the Closing.

4.8 Defeasance of the Entire Loan. In the event that Sellers are not able to obtain Lender’s consent to a release of the lien of the Retained Properties from the Assumed Loan Documents on or before February 28, 2015, then Purchaser may request in writing a full defeasance of the Loan, releasing both the Original Properties and the Retained Properties (a “Full Defeasance”). Within two (2) Business Days following Purchaser’s request for a Full Defeasance, Sellers shall provide Purchaser with a written estimate of the Full Defeasance Costs, Seller Retained Properties Defeasance Costs, Purchaser Defeasance Deposit, Seller Defeasance Deposit and the Defeasance Transaction Costs. If Purchaser desires to proceed with the Full Defeasance, Purchaser shall, within two (2) Business Days following Sellers’ notice, provide a responsive written notice and Purchaser and the Related Purchaser Parties shall concurrently deposit with Escrow Agent the amount of estimated Purchaser Defeasance Deposit contained in Sellers’ notice, which funds shall be available to Sellers in order to make the Defeasance Deposit. Upon receipt of such notice and confirmation of deposit of the Purchaser Defeasance Deposit, Sellers shall take such commercially reasonable steps necessary to comply with

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Lender’s requirements for a Full Defeasance including promptly funding the amount of the Seller Defeasance Deposit. In such event, all references herein to the Loan Assumption and Release shall no longer be applicable.

One (1) day prior to the scheduled date for the Full Defeasance, Purchaser and the Related Purchaser Parties shall deposit with Escrow Agent the amount of the Full Defeasance Costs, less the sum of: (i) any Purchaser Defeasance Deposit previously deposited; and (ii) the Seller’s Retained Properties Defeasance Costs, which funds shall be available to Sellers for the purpose completing the Full Defeasance. Seller shall simultaneously deposit with Escrow Agent the amount of the Seller Retained Properties Defeasance Costs, less any Seller Defeasance Deposit previously deposited. If Purchaser fails to comply with its obligations under this Section 4.8, in addition to any other remedies Sellers may have (and so long as Sellers are not in material default of the Contract beyond any applicable notice and cure periods), Purchaser and the Related Purchaser Parties shall be responsible for Defeasance Transaction Costs and breakage costs associated with the failure to consummate the Full Defeasance.

“Purchaser Defeasance Deposit” means in connection with any Full Defeasance, the amount of any deposit to process any such Full Defeasance required to be paid to any third party servicer provider (i.e. Chatham Financial) coordinating any such Full Defeasance or required to be deposited with Lender (or its servicer) pursuant to the Assumed Loan Documents in connection with such Full Defeasance, less any Seller Defeasance Deposit.

“Seller Defeasance Deposit” means in connection with any Partial Defeasance (as defined in the Related Contracts), the amount of any deposit to process any such Partial Defeasance under a Related Contract which would be required to be paid to any third party servicer provider (i.e. Chatham Financial) coordinating any such Partial Defeasance under a Related Contract or required to be deposited with Lender (or its servicer) pursuant to the Assumed Loan Documents in connection with any such Partial Defeasance under a Related Contract.

“Defeasance Deposit” means the Purchaser Defeasance Deposit and the Seller Defeasance Deposit

“Seller’s Retained Properties Defeasance Costs” means the costs and expenses to be paid by Sellers to defease the Retained Properties pursuant to Section 4.6.7.

“Full Defeasance Costs” means the costs and expenses incurred in connection with the Full Defeasance, including the Defeasance Transaction Costs.

“Defeasance Transaction Costs” means all transactional costs and expenses incurred in connection with the defeasance of all or part of the Loan, including the costs of any deposits, process fees or other expenses of Lender, but excluding the costs to purchase the securities used to replace the defeased collateral.

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ARTICLE V

CLOSING

5.1 Closing Date. The Closing shall occur at the time set forth in Section 2.2.3, on the date that is fifteen (15) days following the later of (a) the expiration of the Feasibility Period, and (b) (i) the receipt by Purchaser of Lender’s written approval of the Loan Assumption and Release or, (ii) in the event of a Full Defeasance, fifteen (15) days following Sellers delivery to Lender of the Defeasance Notice (as defined in the Loan Agreement), if such date is not a Business Day, the first Business Day thereafter (the “Closing Date”) through an escrow with Escrow Agent, whereby Sellers, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. Notwithstanding the foregoing to the contrary, Purchaser or any Seller shall have the option, by delivering written notice to the other, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence in connection with any Loan Assumption and Release or a Full Defeasance, and the exercise of such option shall extend the Closing Date for all Properties. Further, the Closing Date may be extended without penalty at the option of any Seller or Purchaser to a date not later than ten (10) days following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by Purchaser or any Seller pursuant to the second sentence of this paragraph) either (i) to satisfy any condition to Closing, (ii) in order to finalize the drafting with Lender or Lender’s counsel of all documents necessary or desirable to accomplish the Loan Assumption and Release, the Full Defeasance and/or any partial defeasance of the Assumed Deed of Trust and Assumed Encumbrances, or (iii) upon the mutual consent of Sellers and Purchaser, in all cases, subject to the Outside Closing Date. If the closing date under any of the Related Contracts is extended to a date later than the Closing Date hereunder, then, subject to the Outside Closing Date, the Closing Date shall be extended to match the closing date under the Related Contracts. Notwithstanding anything herein to the contrary, in no event shall the Closing Date be extended pursuant to any provision of this Contract to a date later than April 30, 2015 (the “Outside Closing Date”). If Closing has not occurred on or before the Outside Closing Date, then Sellers may, at Sellers’ sole discretion, elect to terminate this Contract, in which event the Deposit shall be immediately released by the Escrow Agent to Purchaser (unless Purchaser otherwise is in default of its obligations hereunder), and the parties shall have no further obligations hereunder except the Survival Provisions; provided that if Sellers are in default of their obligations hereunder, Purchaser shall retain all rights and remedies under this Contract with respect to such default, including, without limitation, specific performance, if applicable.

5.2 Seller Closing Deliveries. No later than one (1) Business Day prior to the Closing Date, each Seller shall, with respect to each Property to be conveyed by such Seller hereunder, deliver to Escrow Agent, each of the following items:

5.2.1 Special Warranty Deed (the “Deed”) in the form attached as Exhibit B to Purchaser, subject to the Permitted Exceptions.

5.2.2 A Bill of Sale in the form attached as Exhibit C.

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5.2.3 A General Assignment in the form attached as Exhibit D (the “General Assignment”).

5.2.4 An Assignment of Leases and Security Deposits in the form attached as Exhibit E (the “Leases Assignment”).

5.2.5 Intentionally omitted.

5.2.6 Such Seller’s counterpart signature to the closing statement prepared by the Title Insurer.

5.2.7 A title affidavit and/or an indemnity in form reasonably acceptable to such Seller, which is sufficient to enable Title Insurer to delete the removable standard pre-printed exceptions to the title insurance policy to be issued pursuant to the Title Commitment; provided however, that such Seller shall not be obligated to provide a title affidavit or an indemnity form addressing the pre-printed exceptions related to the Existing Survey if Purchaser has not provided a new or updated Survey to the Title Company as referenced in Section 4.2.

5.2.8 A certification of such Seller’s non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

5.2.9 Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing such Seller’s authority to consummate this transaction.

5.2.10 Notification letters to all Tenants at such Property prepared by Purchaser in the form attached hereto as Exhibit G (collectively, the “Tenant Notifications”), and upon the applicable Seller’s reasonable approval, executed and delivered by the applicable Seller to Escrow Agent.

5.2.11 All transfer tax statements, declarations and filings as may be necessary or appropriate from Sellers for purposes of recordation of each Deed.

5.2.12 All documents, instruments and other items required to be delivered by Sellers to Lender pursuant to this Contract to cause the Loan Assumption and Release or, if applicable, a Full Defeasance.

5.3 Purchaser Closing Deliveries. No later than one (1) Business Day prior to the Closing Date (except for the balance of the Purchase Price which is to be delivered at the time specified in Section 2.2.3), Purchaser shall deliver to the Escrow Agent (for disbursement to the applicable Seller upon the Closing) the following items with respect to each Property being conveyed:

5.3.1 The full Purchase Price for such Property, with credit for the Applicable Share of the Deposit, and plus or minus the adjustments or prorations required by this Contract, together with an overall credit in the amount of the Allocated Loan Balance applicable against the total Purchase Price.

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5.3.2 If required by the Title Insurer, a title affidavit or an indemnity form (pertaining to Purchaser’s activity on such Property prior to Closing), reasonably acceptable to Purchaser, which is sufficient to enable Title Insurer to delete the standard pre-printed exceptions to the title insurance policy to be issued pursuant to the Title Commitment.

5.3.3 All transfer tax statements, declarations and filings as may be necessary or appropriate from Purchaser for purposes of recordation of each Deed.

5.3.4 Purchaser’s counterpart signature to the closing statement prepared by the Title Insurer.

5.3.5 A countersigned counterpart of the General Assignment.

5.3.6 A countersigned counterpart of the Leases Assignment.

5.3.7 Intentionally omitted.

5.3.8 Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Purchaser’s authority to consummate this transaction.

5.3.9 All documents, instruments, guaranties, Assumption Lender Fees, Required Loan Fund Amounts, and other items or funds required to be delivered by Purchaser to Lender pursuant to this Contract or the Assumed Loan Documents to cause the Loan Assumption and Release or, as applicable, a Full Defeasance.

5.4 Closing Prorations and Adjustments. The prorations set forth in this Section 5.4 shall be on a Property-by-Property basis and not among, or between, Properties.

5.4.1 General. With respect to each Property, all normal and customarily proratable items, including, without limitation, collected rents, operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, the applicable Seller being charged or credited, as appropriate, for all of the same attributable to the period up to the Closing Date (and credited for any amounts paid by the applicable Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of the same attributable to the period on and after the Closing Date. Each Seller shall prepare a proration schedule (the “Proration Schedule”) of the adjustments described in this Section 5.4 prior to Closing. Such adjustments shall be paid by Purchaser to the applicable Seller (if the prorations result in a net credit to such Seller) or by such Seller to Purchaser (if the prorations result in a net credit by Purchaser), by increasing or reducing the cash to be paid by Purchaser to such Seller at Closing. Notwithstanding anything to the contrary contained in the Contract, in no event shall the Sellers and Purchaser prorate any items (including, without limitation, real estate taxes) that are paid by the Tenants in accordance with their applicable Leases directly to any third party.

5.4.2 Operating Expenses. With respect to each Property, all of the operating, maintenance, taxes (other than real estate taxes), and other expenses incurred in operating such Property that the applicable Seller customarily pays, and any other costs incurred in the ordinary

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course of business for the management and operation of such Property shall be prorated on an accrual basis. Each Seller shall pay all such expenses that accrue prior to the Closing Date and Purchaser shall pay all such expenses that accrue from and after the Closing Date. This Section shall apply only to the extent the expenses contemplated herein are paid by the applicable Seller instead of by the Tenants.

5.4.3 Utilities. With respect to each Property, the final readings and final billings for utilities will be made if possible as of the Closing Date, in which case each Seller shall pay all such bills as of the Closing Date and no proration shall be made at the Closing with respect to utility bills. Otherwise, a proration shall be made based upon the parties’ reasonable good faith estimate. Each Seller shall be entitled to the return of any deposit(s) posted by it with any utility company, and such Seller shall notify each utility company serving its Property to terminate its account, effective as of noon on the Closing Date. Alternatively, such Seller may elect at Closing to leave any deposits posted by it with any utility company and receive a closing statement adjustment for same at Closing. This Section shall apply only to the extent the expenses contemplated herein are paid by the applicable Seller instead of by the Tenants.

5.4.4 Real Estate Taxes. Any real estate, ad valorem, or similar taxes for each Property, or any installment of assessments payable in installments, which installment is payable in the calendar year of Closing, shall be prorated as of the Closing Date, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures (assuming payment at the earliest time to allow for the maximum possible discount) for the year in which the Closing occurs to the extent the same are available; provided, however, that in the event that actual figures (whether for the assessed value of such Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year (assuming payment at the earliest time to allow for the maximum possible discount). This Section shall apply only to the extent the expenses contemplated herein are paid by the applicable Seller instead of by the applicable Tenants.

5.4.5 Intentionally Omitted.

5.4.6 Leases.

5.4.6.1 With respect to each Property, all collected rent (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, operating cost pass-throughs or other sums and charges payable by Tenants under the Leases (except as set forth in Section 5.4.6.2), income and expenses from any portion of a Property shall be prorated as of the Closing Date. Purchaser shall receive all collected rent and income attributable to dates from and after the Closing Date. Each Seller shall receive all collected rent and income attributable to dates prior to the Closing Date. Notwithstanding the foregoing, no prorations shall be made in relation to either (a) non-delinquent rents which have not been collected as of the Closing Date, or (b) delinquent rents existing, if any, as of the Closing Date (the foregoing (a) and (b) referred to herein as the “Uncollected Rents”). In adjusting for Uncollected Rents, no adjustments shall be made in a Seller’s favor for rents which have accrued and are unpaid as of the Closing, but Purchaser shall pay to such Seller such accrued Uncollected Rents as and when

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received by Purchaser. After Closing, Purchaser agrees to bill Tenants of the Properties for all Uncollected Rents applicable to such Tenants, and to take reasonable actions to collect Uncollected Rents; provided, however, that Purchaser’s obligations with respect to collecting such Uncollected Rents shall only extend for ninety (90) days following the Closing Date. Purchaser’s collection of rents shall be applied, first, towards current rent due and owing under the Leases, and, second, to Uncollected Rents. After the Closing, each Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Uncollected Rents owed to such Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant and the delivery of the Leases Assignment shall not constitute a waiver by any Seller of such right; provided however, that the foregoing right of each Seller shall be limited to actions seeking monetary damages and, in no event, shall any Seller seek to evict any Tenants in any action to collect Uncollected Rents. Purchaser agrees to reasonably cooperate (at no additional cost to Purchaser) with each Seller in connection with all efforts by such Seller to collect such Uncollected Rents.

5.4.6.2 Certain of the Leases contain tenant obligations to pay for taxes, common area expenses, operating expenses and/or additional charges of any other nature relating to the Properties and/or certain portions thereof (collectively, “Charges”). Purchaser and each Seller acknowledge and agree that Charges which a Seller has heretofore collected from Tenants at its Property for the calendar year of Closing (through and including the Closing Date) (each, a “Seller’s Reconciliation Period”), have not yet been reconciled with the Tenants to the extent such Seller’s recovery of such expenses from the Tenants for such period exceeds or was less than the actual amount of such expenses for such period (each, a “Tenant Reconciliation”). In connection with each Tenant Reconciliation, the parties agree that (i) within a reasonable time after Closing, the applicable Seller shall deliver to Purchaser the data reasonably supporting the Charges such Seller collected from the Tenants during such Seller’s Reconciliation Period and the amount of Charges actually paid by such Seller during Seller’s Reconciliation Period, and (ii) upon written request of either party, on or before March 31st of the calendar year following Closing, Purchaser shall be responsible for preparing the final Tenant Reconciliation (subject to the applicable Seller’s approval with respect to such Seller’s Reconciliation Period) strictly in accordance with the terms and conditions of the applicable Leases and, to the extent applicable, either reimbursing or billing Tenants accordingly. If the Tenant Reconciliation for a Seller’s Reconciliation Period shows that amounts collected during such Seller’s Reconciliation Period were more than the amount of charges actually paid by such Seller during such Seller’s Reconciliation Period, then, within thirty (30) days of receipt of notice of such over-payment, such Seller shall reimburse such Tenant to the extent of any over-payment of such Charges actually received by such Seller for Seller’s Reconciliation Period. If it is determined that any Tenant has underpaid a Seller any portion of the Charges for such Seller’s Reconciliation Period, then within thirty (30) days after Purchaser’s receipt of such underpayment of such Charges from such Tenant, Purchaser shall promptly pay such underpayment to such Seller. The agreements of Sellers and Purchaser set forth herein shall survive the Closing.

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5.4.6.3 Each Seller shall be responsible for the payment of all Tenant Inducement Costs (as such term is hereinafter defined) and Leasing Commissions (as such term is hereinafter defined) that are required to be paid as a result of any Lease, or any amendment to a Lease, that was signed by such Seller prior to the Effective Date, but expressly excluding each of the following which shall be the sole responsibility of Purchaser: (i) any refurbishment allowance or similar Tenant Inducement Cost or Leasing Commissions that may become payable pursuant to the express terms of a Lease or amendment if the tenant thereunder exercises, subsequent to the Effective Date, a renewal, extension, expansion or similar option thereunder; and (ii) any Leasing Commissions that Purchaser obligates itself to pay to its broker or a tenant’s broker with respect to any such renewal, extension, expansion or similar option. Sellers shall have no obligation to Purchaser for the payment of any other Tenant Inducement Costs or Leasing Commissions, including, without limitation, any Tenant Inducement Costs or Leasing Commissions payable with respect to any new Lease or Lease amendment entered into after the Effective Date. If any Leasing Commission or Tenant Inducement Cost the payment of which is a Seller’s responsibility, as provided above, has not been paid by Closing, then Purchaser will receive a credit at Closing for the unpaid amount. If before Closing a Seller pays any Leasing Commission or Tenant Inducement Cost required to be paid before Closing but the payment of which is Purchaser’s responsibility (such as a Leasing Commission due upon execution of a new Lease after the Effective Date), then such Seller will receive a credit from Purchaser at Closing for the amount so paid. For the purposes hereof, “Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including, without limitation, tenant improvement costs (whether paid by the landlord to the tenant as a cash allowance or incurred by the landlord in the performance of such tenant improvements), lease buyout costs, and moving, design and refurbishment allowances. The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being agreed that the applicable Seller shall bear the loss resulting from any free rental period until the Closing Date and that Purchaser shall bear the loss from and after the Closing. The term “Leasing Commissions” shall mean any brokerage commission, fee or other compensation owing in connection with any Lease.

5.4.6.4 At Closing, with respect to each Property, Purchaser shall receive a credit against the applicable Purchase Price in an amount (the “Tenant Security Deposit Balance”) equal to (i) the received and unapplied balance of all cash (or cash equivalent) Tenant Deposits, including, but not limited to, security, damage, or other refundable deposits paid by any of the Tenants to secure their respective obligations under the Leases, together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Tenant Lease or state law, less (ii) any and all amounts of Tenant Deposits that the applicable Seller retains to offset Uncollected Rents, provided that such Seller has properly notified the Tenant pursuant to the applicable Lease. Any cash (or cash equivalents) held by a Seller which constitutes the Tenant Security Deposit Balance shall be retained by the applicable Seller in exchange for the foregoing credit against the applicable Purchase Price and shall not be transferred by such Seller pursuant to this Contract (or any of the documents delivered at Closing), but the obligation with respect to the Tenant Security Deposit Balance nonetheless shall be assumed by

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Purchaser. The Tenant Security Deposit Balance shall not include any non-refundable deposits or fees paid by Tenants to the applicable Seller, either pursuant to the Leases or otherwise. Notwithstanding the foregoing, in the event any security deposits held by any Seller are in the forms of letters of credit, such Sellers shall reasonably cooperate with Purchaser in order to assign its interest in the such letters of credit to Purchaser contemporaneously with Closing. Purchaser and the applicable Sellers shall split the costs associated with transferring such letters of credit, with Purchaser and the applicable Seller each paying half of the cost associated with transferring each letter of credit.

5.4.7 Insurance. No proration shall be made in relation to insurance premiums and insurance policies will not be assigned to Purchaser. Sellers shall have the risk of loss of the Properties until 11:59 p.m. the day prior to the Closing Date (the “Risk of Loss Transfer”), after which time the risk of loss shall pass to Purchaser and Purchaser shall be responsible for obtaining its own insurance thereafter.

5.4.8 Employees. Each Seller and such Seller’s manager’s and on-site employees shall have their employment at the applicable Property terminated as of the Closing Date.

5.4.9 Closing Costs. With respect to each Property, payment of any transfer, sales, use, gross receipts or similar taxes, and any premiums or fees required to be paid with respect to the applicable Title Policy pursuant to Section 4.1 shall be divided between Purchaser and the applicable Seller in accordance with Schedule 5.4.9. Purchaser shall be responsible the cost of recording the Deeds, and for one-half of the customary closing costs of the Escrow Agent. Each Seller shall pay one-half of the customary closing costs of the Escrow Agent with respect to such Seller’s Property. Notwithstanding anything herein to the contrary, Purchaser shall be responsible for the cost of any endorsements to any Title Policy, except to the extent that (i) a Seller is required to pay such cost in connection with such Seller’s election to cure an Objection, or (ii) Schedule 5.4.9 provides otherwise with respect to extended coverage endorsements.

5.4.10 Loan Assumption. Sellers and the Related Seller Parties shall be responsible for all principal required to be paid under the terms of the Note prior to Closing, together with all interest accrued under such Note prior to Closing, all of which, unless there is a Full Defeasance, may be a credit against the Purchase Price as provided in Section 2.2.2. Purchaser shall be responsible for all Assumption Lender Fees and all other fees, penalties, interest and other amounts due and owing under the Assumed Loan Documents as a result of any Loan Assumption and Release.

5.4.11 Possession. Possession of each Property, subject to the Leases and Permitted Exceptions, shall be delivered to Purchaser at the Closing upon release from escrow of all items to be delivered by Purchaser pursuant to Section 5.3. To the extent reasonably available to each Seller, originals or copies of its Leases, lease files, warranties, guaranties, operating manuals, keys to the property, and such Seller’s books and records relating to its Property to be conveyed by such Seller (other than proprietary information) (collectively, “Seller’s Property-Related Files and Records”) regarding the applicable Property shall be made available to Purchaser at such Property after the Closing. Purchaser agrees, for a period of not less than two

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(2) year after the Closing (the “Records Hold Period”), to (a) provide and allow the applicable Seller reasonable access to Seller’s Property-Related Files and Records for purposes of inspection and copying thereof, and (b) reasonably maintain and preserve Seller’s Property-Related Files and Records.

5.5 Post-Closing Adjustments. Purchaser or any Seller may request that Purchaser and such Seller undertake to re-adjust any item on the Proration Schedule (or any item omitted therefrom), in accordance with the provisions of Section 5.4 of this Contract; provided, however, that neither party shall have any obligation to re-adjust any items for any Property (a) after the expiration of sixty (60) days after Closing, or (b) subject to such 60-day period, unless such items exceed $10,000.00 in magnitude (either individually or in the aggregate) with respect to such Property. Notwithstanding the foregoing, with respect to the proration of real estate taxes and other expenses pursuant to Section 5.4.4, Purchaser or any Seller may request to re-adjust such prorations no later than thirty (30) days after such real estate tax bills become available.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER

6.1 Seller’s Representations. Except, in all cases, for any fact, information or condition disclosed in the Title Documents, the Permitted Exceptions, or the Materials, or which is otherwise actually known to Purchaser prior to Closing, each Seller represents and warrants to Purchaser the following (collectively, the “Seller’s Representations”) as of the Effective Date and as of the Closing Date; provided, however, that Purchaser’s remedies as to a breach of a Seller’s Representation shall be limited to those set forth in Section 8.1:

6.1.1 Such Seller is duly organized, validly existing and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Contract; and, subject to any approvals required from Lender for the Loan Assumption and Release, has or at the Closing shall have the entity power and authority to sell and convey its Property and to execute the documents to be executed by such Seller, and prior to the Closing will have taken, as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Contract, and the consummation of the transactions contemplated by this Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which such Seller is a party or by which such Seller is otherwise bound, which conflict, breach or default would have a material adverse effect on such Seller’s ability to consummate the transaction contemplated by this Contract or on the Property. This Contract is a valid and binding agreement against such Seller in accordance with its terms;

6.1.2 Such Seller is not a “foreign person,” as that term is used and defined in the Internal Revenue Code, Section 1445, as amended;

6.1.3 There are no material actions, proceedings, litigation or governmental investigations or condemnation actions either pending or, to such Seller’s knowledge, threatened in writing against such Seller’s Property;

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6.1.4 There are currently no proceedings pending to correct or reduce the assessed valuation of any of the Properties;

6.1.5 There are no Property Contracts affecting the Properties as of the Effective Date;

6.1.6 Intentionally omitted;

6.1.7 Such Seller has not received any written notice from a governmental agency of any uncured material violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting its Property;

6.1.8 There are no Property Management Agreements affecting its Property;

6.1.9 There are no occupancy rights, leases or tenancies granted by such Seller affecting such Seller’s Property other than the Leases applicable to such Property;

6.1.10 There are no rights of first refusal, rights of first offer, purchase options or similar purchase rights granted by such Seller with respect to such Seller’s Property, other than as contained in any Lease applicable to such Property;

6.1.11 There are no employees of any Seller engaged in the operation or maintenance of any of the Properties;

6.1.12 To such Seller’s knowledge, except as set forth in the Materials, such Seller has not generated, stored, released, or disposed of any hazardous substance on or about such Seller’s Property in violation of any law, rule or regulation applicable to such Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). No Seller has received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other government department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Section 6.1.13, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws; and

6.1.13 To Sellers’ knowledge, the Assumed Loan Documents comprise all of the material documents and instruments evidencing and securing the Loan. To Sellers’ knowledge, Sellers have delivered the material Assumed Loan Documents in Sellers’ possession. No Seller has received written notice of any suits, actions, arbitrations, notice of default, claims or proceedings, at law or in equity relating to the Loan. Neither any Seller nor any guarantor or indemnitor of Sellers’ obligations under the Loan has received written notice of any current default under any of the Assumed Loan Documents which has not been cured.

6.2 AS-IS. Except as expressly set forth in this Contract, each Property is being sold in an “AS IS, WHERE IS” condition and “WITH ALL FAULTS” as of the Effective Date and as of Closing. Except as expressly set forth in this Contract, no representations or warranties have been made or are made and no responsibility has been or is assumed by any Seller or by any partner, officer, person, firm, agent, attorney or representative acting or purporting to act on

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behalf of such Seller as to (i) the condition or state of repair of its Property; (ii) the compliance or non-compliance of such Property with any applicable laws, regulations or ordinances (including, without limitation, any applicable zoning, building or development codes); (iii) the value, expense of operation, or income potential of such Property; (iv) any other fact or condition which has or might affect such Property or the condition, state of repair, compliance, value, expense of operation or income potential of such Property or any portion thereof; or (v) whether such Property contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Contract, the Schedules, and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Contract has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for full investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Contract, the Schedules, or the Exhibits annexed hereto.

Except with respect to matters relating to breaches of Sellers’ representations and warranties contained in Section 6.1 (subject to the limitations contained in Sections 6.3 and 6.4), Purchaser waives its right to recover from, and forever releases and discharges the Seller’s Indemnified Parties of each Seller from any and all demands, claims (including, without limitation, causes of action in tort), legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, “Claims”), that may arise on account of or in any way be connected with the Properties, the physical condition thereof, or any law or regulation applicable thereto (including, without limitation, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (49 U.S.C. Section 1801, et seq.), the Hazardous Transportation Act (42 U.S.C. Section 6901, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.). Without limiting the foregoing, Purchaser, upon Closing, shall be deemed to have waived, relinquished and released Sellers and all other Sellers’ Indemnified Parties from any and all Claims, matters arising out of latent or patent defects or physical conditions, violations of applicable laws (including, without limitation, any environmental laws) and any and all other acts, omissions, events, circumstances or matters affecting the Properties. As part of the provisions of this Section 6.2, but not as a limitation thereon, Purchaser hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed, and Purchaser hereby waives any and all rights and benefits which it now has, or in the future may have conferred upon it, by virtue of the provisions of federal, state or local law, rules and regulations. Purchaser agrees that should any cleanup, remediation or removal of hazardous substances or other environmental conditions on or about the Properties be required after the date of Closing, such clean-up, removal or remediation shall not be the responsibility of Sellers.

6.3 Survival of Seller’s Representations. Sellers and Purchaser agree that Sellers’ Representations shall survive Closing for a period of nine (9) months (the “Survival Period”). No Seller shall have any liability after the Survival Period with respect to any of such Seller’s Representations contained herein except to the extent that Purchaser has delivered notice to and

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commenced litigation against such Seller by filing and serving a lawsuit during the Survival Period for breach of any of such Seller’s Representations. Except with respect to the Loan Liabilities which are addressed in Section 4.6.2, under no circumstances shall Sellers, the Related Seller Parties or Guarantor, collectively, be liable to Purchaser and the Related Purchaser Parties under the Related Contracts for more than one percent (1%) of the sum of the Purchase Price and the purchase prices under the Related Contracts, in any individual instance or in the aggregate for all representations, warranties, liabilities, covenants, indemnities and/or obligations of Sellers under this Contract, the Related Seller Parties under the Related Contracts and/or any documents executed and delivered by Sellers or the Related Seller Parties in connection with the Closing or the closings under the Related Contacts, as applicable, including, without limitation, any breaches of such Seller’s Representations with respect to the Properties, nor shall Purchaser be entitled to bring any claim for such matters unless the claim for damages (either in the aggregate or as to any individual claim) by Purchaser and the Related Purchaser Parties under the Related Contracts, as applicable, exceeds $50,000.00 in which event Purchaser shall be entitled to bring a claim for all damages related to such loss from the first dollar. In the event that a Seller breaches any representation contained in Section 6.1 and Purchaser had actual knowledge of such breach prior to the Closing Date, and Purchaser elected to close regardless, Purchaser shall be deemed to have waived any right of recovery, and Sellers shall not have any liability in connection therewith.

6.4 Definition of Seller’s Knowledge. Any representations and warranties made “to the knowledge of a Seller” shall not be deemed to imply any duty of inquiry. For purposes of this Contract, the term Seller’s “knowledge” shall mean and refer only to actual knowledge of the “Designated Representatives” and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of Sellers, or any affiliate of Sellers, or to impose upon any Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon any Designated Representative any individual personal liability. As used herein, the term “Designated Representative” shall refer to Andrea Karp.

6.5 Representations and Warranties of Purchaser. For the purpose of inducing Sellers to enter into this Contract and to consummate the sale and purchase of the Properties in accordance herewith, Purchaser represents and warrants to Sellers the following as of the Effective Date and as of the Closing Date:

6.5.1 Each Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware.

6.5.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary entity power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser’s partners, directors, officers or members are required to so empower or authorize Purchaser. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach

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or default would have a material adverse effect on Purchaser’s ability to consummate the transaction contemplated by this Contract. This Contract is a valid, binding and enforceable agreement against Purchaser in accordance with its terms.

6.5.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Contract or would declare illegal, invalid or non-binding any of Purchaser’s obligations or covenants to Sellers.

6.5.4 Other than Seller’s Representations, Purchaser has not relied on any representation or warranty made by Sellers or any representative of Sellers (including, without limitation, Broker) in connection with this Contract and the acquisition of the Properties.

6.5.5 Purchaser is not a Prohibited Person.

6.5.6 To Purchaser’s knowledge, none of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Contract is a Prohibited Person.

6.5.7 The funds or other assets Purchaser will transfer to Sellers under this Contract are not the property of, or beneficially owned, directly or indirectly, by a Prohibited Person.

6.5.8 The funds or other assets Purchaser will transfer to Sellers under this Contract are not the proceeds of specified unlawful activity as defined by 18 U.S.C. § 1956(c)(7).

6.5.9 (a) Purchaser is not an employee benefit plan as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “Plan” as defined in Section 4975 of the Code; (b) the assets of Purchaser do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code; (c) Purchaser is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Purchaser do not constitute plan assets of one or more such plans; and (d) transactions by or with Purchaser are not in violation of state statutes applicable to Purchaser regulating investments of and fiduciary obligations with respect to governmental plans.

6.5.10 Each separate entity comprising “Purchaser” is an affiliate of Gramercy Property Trust, Inc., directly or indirectly under the control of Gramercy Property Trust, Inc.

6.6 Definition of Purchaser’s Knowledge. Any representations and warranties made “to the knowledge of Purchaser” shall not be deemed to imply any duty of inquiry. For purposes of this Contract, the terms Purchaser’s “knowledge” or “known to Purchaser” shall mean and refer only to actual knowledge of “Purchaser’s Designated Representatives” and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of Purchaser, or any affiliate of Purchaser, or to impose upon any Purchaser’s Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon any Purchaser’s Designated Representative any individual personal liability. As used herein, the term “Purchaser’s Designated Representative” shall refer to Allan Rothschild.

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ARTICLE VII

OPERATION OF THE PROPERTIES

7.1 Leases and Property Contracts. During the period of time from the Effective Date until three (3) Business Days prior to the expiration of the Feasibility Period, no Seller may, with respect to its Property, enter into new Property Contracts, new Leases, renew existing Leases or modify, terminate or accept the surrender or forfeiture of any of the Leases, or institute and prosecute any available remedies for default under any Lease or Property Contract except upon five (5) Business Days prior written notice to Purchaser and with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. From and after three (3) Business Days prior to the expiration of the Feasibility Period, no Seller will enter into new Property Contracts, new Leases or modify or terminate existing Leases or Property Contracts (unless such Leases or Property Contracts are terminable without penalty on no more than thirty (30) days’ notice) except upon five (5) Business Days prior written notice to Purchaser and with the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole and absolute discretion. The phrase “upon five (5) Business Days prior written notice to Purchaser and with the prior written consent of Purchaser” as used in the above sentences shall mean that Purchaser shall have five (5) Business Days after Purchaser receives a true, correct and complete copy of any agreement subject to this Section 7.1 or a summary of the proposed business terms to review and to approve or disapprove in writing such agreement or summary; it being the understanding, however, that Purchaser’s failure to respond in writing within said five (5) Business Day period shall be deemed approval.

7.2 General Operation of Property. Except as specifically set forth in this ARTICLE VII, each Seller shall operate its Property after the Effective Date in the ordinary course of business. In addition, each Seller may take such steps as necessary in such Seller’s reasonable discretion to address (a) any life or safety issue at its Property, (b) any requirements of or obligations under any Lease, or (c) any requirements of or obligations under any Development Agreement or any Declarations and REAs. Each Seller will not make any material alterations to its Property or remove any material Fixtures and Tangible Personal Property without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

7.3 Liens. Other than utility easements and temporary construction easements granted by a Seller in the ordinary course of business, each Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to its Property (which in any event will not include any lien created by any Tenant) between the Effective Date and the Closing Date (other than Leases and Property Contracts as provided in Section 7.1) unless Purchaser approves such lien or encumbrance, which approval shall be in Purchaser’s sole discretion. If Purchaser approves any such subsequent lien or encumbrance, the same shall be deemed a Permitted Encumbrance for all purposes hereunder.

7.4 Loan. From and after the date hereof, Sellers shall promptly deliver to Purchaser copies of any loan statements and material notices from the Lender delivered to Sellers (or any

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affiliates thereof) relating to the Assumed Loan Documents, including, without limitation, any and all notices of default and copies of any material notices from Sellers (or any affiliates thereof) to the Lender relating to the Loan; and not amend, modify, extend or terminate any of the Assumed Loan Documents, or the prepay any amounts (other than as contemplated by Section 4.6 hereof) under the Loan, without the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole discretion. Notwithstanding anything herein to the contrary, the foregoing prohibition shall in no way limit Sellers’ right to seek and obtain the partial defeasance contemplated herein, or any other action with respect to the Loan Assumption and Release contemplated herein.

7.5 Estoppel Certificates. Each Seller agrees to submit to each Tenant under a Lease pertaining to its Property promptly after the expiration of the Feasibility Period a request for such Tenant to execute and deliver to Purchaser a signed estoppel certificate in substantially the form previously received by Sellers from each Tenant in connection with Sellers’ 2010 financing of the Properties (updated to reflect current factual information), copies of which previous estoppels have been provided to Purchaser. If Sellers are unable to obtain and deliver to Purchaser, at or prior to Closing, a Conforming Tenant Estoppel (as defined below) from each of the Tenants set forth on Schedule 7.5(a), Sellers shall not be in default hereunder, however, Purchaser may terminate this Contract in accordance with Section 8.1. As used herein, a “Conforming Tenant Estoppel” will mean either (i) an estoppel certificate dated as of a date not earlier than forty-five (45) days prior to Closing signed by the Tenant under a Lease and substantially in the form sent to such Tenant by Sellers in accordance with the first sentence of this Section 7.5; or (ii) an estoppel certificate, dated as of a date not earlier than forty-five (45) days prior to Closing, that is otherwise on a national tenant form, that confirms the information set forth on Schedule 7.5(b). If a Seller delivers a signed estoppel certificate to Purchaser for review and Purchaser does not notify such Seller that such estoppel certificate is unacceptable within the earlier of (i) five (5) Business Days after delivery thereof, or (ii) the Closing Date, then such estoppel certificate will be deemed to be a Conforming Tenant Estoppel.

7.6 REAs and Declarations. On or prior to the expiration of the Feasibility Period, Purchaser shall identify in writing each Declaration or REA affecting a Property for which Purchaser requests that Sellers obtain an estoppel. Each Seller agrees to submit to any other parties to any Declaration or REA identified in writing by Purchaser, and pertaining to such Seller’s Property, promptly after the expiration of the Feasibility Period, a request for such other parties to execute and deliver to Purchaser a signed estoppel certificate in a form reasonably acceptable to Purchaser and such Seller (except that if any REA or Declaration prescribes a different form of estoppel certificate, such Seller will only be required to submit an estoppel certificate to such parties in such prescribed form) and thereafter shall use commercially reasonable efforts (but without the requirement to expend any funds) to obtain the same. The delivery of any such estoppel requested by Purchaser shall not be a condition to Closing, and any Seller’s failure to obtain such estoppel, despite the use of commercially reasonable efforts, shall not constitute a default by such Seller.

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ARTICLE VIII

CONDITIONS PRECEDENT TO CLOSING

8.1 Purchaser’s Conditions to Closing. Without limiting any of the rights of Purchaser elsewhere provided for in this Contract, Purchaser’s obligation to close under this Contract shall be subject to and conditioned upon the fulfillment of the following conditions precedent:

8.1.1 Sellers having delivered to Purchaser, no later than two (2) business days prior to Closing, a Conforming Tenant Estoppel from each Tenant under the Leases set forth on Schedule 7.5;

8.1.2 Purchaser having received from the Title Insurer an irrevocable commitment to issue a current ALTA (or TLTA, as applicable) 2006 owner’s form of title insurance policy for each Property, in the amount of the Purchase Price allocated to each Property, dated, or updated to, the date of the Closing, committing to insure, Purchaser’s title to the Property in the manner required under Article IV and subject only to the Permitted Exceptions;

8.1.3 All of the documents required to be delivered by Sellers to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.1.4 Each of Seller’s Representations shall be true in all material respects as of the Closing Date;

8.1.5 Each Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by such Seller hereunder;

8.1.6 No Seller shall be a debtor in any bankruptcy proceeding;

8.1.7 Unless there is a Full Defeasance, the Loan Assumption and Release shall occur simultaneously with the Closing; and

8.1.8 All conditions precedent of the Related Purchaser Parties under the Related Contracts shall have been either satisfied or waived in writing.

Notwithstanding anything to the contrary, there are no other conditions to Purchaser’s obligation to Close except as expressly set forth in this Section 8.1. If any condition set forth in Section 8.1, is not met with respect to a Seller, Purchaser may (a) waive any of the foregoing conditions and proceed to Closing on all of the Properties on the Closing Date with no offset or deduction from the Purchase Price for any Property, or (b) notify Sellers in writing of Purchaser’s decision to terminate this Contract in its entirety regarding all Properties (but not less than all Properties) (a “Termination Notice”) due to such a failure of condition and receive a return of the Deposit from the Escrow Agent and, if such failure constitutes a default by Sellers, exercise any of its remedies available to Purchaser under Section 10.1. No failure of a closing condition set forth in Section 8.1 shall be deemed a default unless such failure is caused by a breach of Sellers’ express obligations hereunder. Purchaser’s failure to provide Sellers with written notice that it desires to terminate this Contract in its entirety shall be deemed Purchaser’s decision to purchase all of the Properties.

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8.2 Sellers’ Conditions to Closing. Without limiting any of the rights of any Seller elsewhere provided for in this Contract, each Seller’s obligation to close with respect to conveyance of its Property under this Contract shall be subject to and conditioned upon the fulfillment of the following conditions precedent:

8.2.1 All of the documents and funds required to be delivered by Purchaser to the applicable Seller at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.2.2 Each of the representations, warranties and covenants of Purchaser contained herein shall be true in all material respects as of the Closing Date;

8.2.3 Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder;

8.2.4 Unless there is a Full Defeasance, the Loan Assumption and Release shall occur simultaneously with the Closing;

8.2.5 There shall not be pending litigation or, to the knowledge of either Purchaser or the applicable Seller, any threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser; and

8.2.6 All conditions precedent of the Related Seller Parties under the Related Contracts shall have been either satisfied or waived in writing.

If any of the foregoing conditions to any Seller’s obligation to close with respect to any of the Properties under this Contract are not met, Sellers may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date, or (b) terminate this Contract in its entirety regarding all Properties (but not less than all Properties), and, if such failure constitutes a default by Purchaser, exercise any of its remedies under Section 10.1. The termination of this Contract by Sellers pursuant to this Section 8.2 shall be exercised by written notice from Sellers to Purchaser by 12:00 p.m. on the Closing Date.

ARTICLE IX

BROKERAGE

9.1 Indemnity. Each Seller represents and warrants to Purchaser that it has dealt only with Eastdil Secured, L.L.C. (“Broker”) in connection with this Contract. Each Seller and Purchaser each represents and warrants to the other that, other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Contract, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions and finder’s fees arising from or attributable to the acts or omissions of the indemnifying party.

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9.2 Broker Commission. If, as and when the Closing occurs, each Seller agrees to pay Broker a commission according to the terms of a separate contract. Broker shall not be deemed a party or third party beneficiary of this Contract.

ARTICLE X

DEFAULTS AND REMEDIES

10.1 Purchaser Default. If Purchaser defaults in its obligations hereunder (a) to deliver the Deposit (or any other deposit or payment required of Purchaser hereunder), (b) to deliver to Sellers the deliveries specified under Section 5.3 on the date required thereunder, or (c) to deliver the Purchase Price at the time required by Section 2.2.3 and close on the purchase of the Properties on the Closing Date, then Sellers may elect to terminate this Contract, in which case the Escrow Agent shall deliver the Deposit to Sellers, and neither party shall be obligated to proceed with the purchase and sale of the Properties. If Purchaser breaches any of its representations or warranties hereunder, then Sellers may elect to terminate this Contract, in which case the Escrow Agent shall deliver the Deposit to Purchaser, and neither party shall be obligated to proceed with the purchase and sale of the Properties. If Purchaser defaults in any of its other obligations under this Contract, and such default continues for more than ten (10) days after written notice from any Seller (unless this Contract specifies a shorter notice period for breaches of such obligation, and in no event shall any cure period hereunder extend beyond the Outside Closing Date), then Purchaser shall forfeit the Deposit, and the Escrow Agent shall deliver the Deposit to Sellers, and neither party shall be obligated to proceed with the purchase and sale of the Properties. If the Related Seller Parties under any Related Contract elect to terminate such Related Contract pursuant to the terms thereof, then this Contract shall automatically terminate, in which case, to the extent that the Related Seller Parties are entitled to the deposit under such Related Contract, then Escrow Agent shall deliver the Deposit to Sellers. The Deposit is liquidated damages and recourse to the Deposit is, except for Purchaser’s indemnity and confidentiality obligations hereunder, Sellers’ sole and exclusive remedy for Purchaser’s failure to perform its obligation hereunder. Sellers expressly waive the remedies of specific performance and additional damages for such default by Purchaser. SELLERS AND PURCHASER ACKNOWLEDGE THAT SELLERS’ DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLERS’ DAMAGES RESULTING FROM A DEFAULT BY PURCHASER IN ITS OBLIGATIONS HEREUNDER. SELLERS AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.1 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLERS, AND SHALL BE SELLERS’ EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY PURCHASER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT, OTHER THAN WITH RESPECT TO PURCHASER’S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS HEREUNDER. UNDER NO CIRCUMSTANCES MAY SELLERS SEEK OR BE ENTITLED TO RECOVER ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR INDIRECT DAMAGES, ALL OF WHICH SELLERS SPECIFICALLY WAIVE FROM PURCHASER FOR ANY BREACH BY PURCHASER OF ITS REPRESENTATIONS,

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WARRANTIES OR COVENANTS OR ITS OBLIGATIONS UNDER THIS CONTRACT, OTHER THAN WITH RESPECT TO PURCHASER’S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS HEREUNDER.

10.2 Seller Default. If a Seller, prior to the Closing, (a) defaults in its obligations hereunder to deliver to Purchaser the deliveries specified under Section 5.2 on the date required thereunder, the Purchaser may elect to terminate this Contract, or (b) defaults in any of its other obligations under this Contract, and such default under this clause (b) continues for more than ten (10) days after written notice from Purchaser (unless this Contract specifies a shorter notice period for breaches of such obligation, and in no event shall any cure period hereunder extend beyond the Outside Closing Date), including to sell its Property as required by this Contract then, at Purchaser’s election and as Purchaser’s sole and exclusive remedy, either (a) subject to the conditions below, Purchaser may seek specific performance of the defaulting Seller’s obligation to deliver its Deed pursuant to this Contract (but not damages) or (b) Purchaser may give a Termination Notice to Sellers of Purchaser’s decision to terminate this Contract and receive a return of the Deposit from the Escrow Agent, and Purchaser may recover, as its sole recoverable damages (but without limiting its right to receive a refund of the Deposit), its direct and actual out-of-pocket expenses and costs (documented by paid invoices to third parties) not to exceed $300,000 collectively hereunder and under the Related Contracts. If a Related Purchaser Party elects to terminate any Related Contract pursuant to the terms thereof as a result of a seller default thereunder, then this Contract shall automatically terminate, and Escrow Agent shall refund the Deposit to Purchaser. Notwithstanding the foregoing, subject to Section 4.8, in the event that Sellers default solely due to the inability of Sellers to obtain a partial release of the Retained Properties (by defeasance or otherwise) from the Loan (a “Defeasance Default”), then Purchaser’s sole remedy with respect to a Defeasance Default only, shall be to receive back the Deposit, plus an amount equal to Purchaser’s direct and actual out-of-pocket expenses and costs (documented by paid invoices to third parties), not to exceed $300,000 collectively hereunder and under the Related Contracts, as liquidated damages, and no further action or claim for damages shall be permitted. Under no circumstances shall Purchaser have the right to specific performance if such right of performance mandates that Sellers perform a full defeasance of the portfolio debt encumbering the Property.

Purchaser may seek specific performance of a defaulting Seller’s obligation to deliver its Deed pursuant to this Contract only if, as a condition precedent to initiating such litigation for specific performance, Purchaser first (i) shall not otherwise be in default under this Contract; and (ii) file suit therefor with the court on or before the 90th day after the Closing Date; if Purchaser fails to file an action for specific performance within ninety (90) days after the Closing Date, then Purchaser shall be deemed to have elected to terminate the Contract in accordance with subsection (b) above. SELLERS AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.2 IS INTENDED TO AND DOES LIMIT THE AMOUNT OF DAMAGES DUE PURCHASER AND THE REMEDIES AVAILABLE TO PURCHASER, AND SHALL BE PURCHASER’S EXCLUSIVE REMEDY AGAINST SELLERS, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY ANY SELLER OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS OR THEIR OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT. UNDER NO CIRCUMSTANCES MAY PURCHASER SEEK OR BE ENTITLED TO RECOVER ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR

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INDIRECT DAMAGES, ALL OF WHICH PURCHASER SPECIFICALLY WAIVES, FROM SELLERS FOR ANY BREACH BY ANY SELLER OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS OR ITS OBLIGATIONS UNDER THIS CONTRACT. PURCHASER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST ANY PROPERTY UNLESS AND UNTIL IT HAS IRREVOCABLY ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS CONTRACT AND HAS FILED AND IS DILIGENTLY PURSUING AN ACTION SEEKING SUCH REMEDY.

ARTICLE XI

RISK OF LOSS OR CASUALTY

11.1 Major Damage. In the event that one or more of the Properties are damaged or destroyed by fire or other casualty prior to Risk of Loss Transfer, and the aggregate cost for demolition, site cleaning, restoration, replacement, or other repairs among the Properties (collectively, the “Repairs”) is more than five percent (5%) of the Purchase Price allocable to the applicable Property which has been damaged or destroyed or the Tenant under any Lease has the right (and has not waived such right) to terminate the Lease as a result of such casualty, then Sellers shall have no obligation to make such Repairs, and shall promptly notify Purchaser in writing of such damage or destruction (the “Damage Notice”). Within ten (10) days after Purchaser’s receipt of the Damage Notice, Purchaser may elect at its option to terminate this Contract in its entirety regarding all Properties (but not less than all Properties) by delivering written notice to Sellers in which event the Deposit shall be refunded to Purchaser. In the event Purchaser fails to terminate this Contract within the foregoing 10-day period, this transaction shall be closed in accordance with Section 11.3 below.

11.2 Minor Damage. In the event that one or more of the Properties is damaged or destroyed by fire or other casualty prior to the Risk of Loss Transfer, and the cost of Repairs is equal to or less than five percent (5%) of the Purchase Price allocable to the applicable Property which has been damaged or destroyed and the Tenant does not have the right (or has waived such right) to terminate the Lease with respect to such Property as a result of such casualty, then Sellers shall promptly notify Purchaser of such casualty and this transaction shall be closed in accordance with Section 11.3, notwithstanding such casualty. In such event, the applicable Seller may at its election endeavor to make such Repairs to the extent of any recovery from insurance carried on the Property, if such Repairs can be reasonably effected before the Closing. Regardless of such Seller’s election to commence such Repairs, or such Seller’s ability to complete such Repairs prior to Closing, this transaction shall be closed in accordance with Section 11.3 below.

11.3 Closing. In the event Purchaser fails to terminate this Contract following a casualty as set forth in Section 11.1, or in the event of a casualty as set forth in Section 11.2, then this transaction shall be closed in accordance with the terms of the Contract, at the applicable Seller’s election, either (a) for the full Purchase Price, notwithstanding any such casualty, in which case Purchaser shall, at Closing, execute and deliver an assignment and assumption (in a form reasonably required by the applicable Seller) of such Seller’s rights and obligations with respect to the insurance claim related to such casualty, and thereafter Purchaser shall receive all insurance proceeds pertaining to such claim, less any amounts which may already have been spent by the applicable Seller for Repairs (plus a credit against the Purchase Price at Closing in

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the amount of any deductible payable by the applicable Seller in connection therewith); or (b) for the full Purchase Price less a credit to Purchaser in the amount necessary to complete such Repairs (less any amounts which may already have been spent by the applicable Seller for Repairs).

11.4 Repairs. To the extent that the applicable Seller elects to commence any Repairs prior to Closing, then such Seller shall be entitled to receive and apply available insurance proceeds to any portion of such Repairs completed or installed prior to Closing, with Purchaser being responsible for completion of such Repairs after Closing. To the extent that any Repairs have been commenced prior to Closing, then the Property Contracts shall include, and Purchaser shall assume at Closing, all construction and other contracts entered into by the applicable Seller in connection with such Repairs.

ARTICLE XII

EMINENT DOMAIN

12.1 Eminent Domain. In the event that at the time prior to Closing a Seller receives written notice that all or any portion of the Properties are (or previously have been) acquired, or are to be acquired, by any governmental agency by the powers of eminent domain or transfer in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency) (a “Taking”), Sellers shall promptly notify Purchaser in writing of such Taking (the “Taking Notice”) and, if in the reasonable opinion of Purchaser and Sellers, such Taking has, or would have, the effect of reducing value of the Properties which have been acquired or threatened to be acquired by the powers of eminent domain by more than five percent (5%) of the Purchase Price allocable to any such Properties, Purchaser shall have the right, at Purchaser’s option, to give a Termination Notice to Seller with respect to all Properties (but not less than all Properties); Purchaser’s failure to provide Sellers with a Termination Notice within ten (10) days after Purchaser’s receipt of the Taking Notice shall be deemed Purchaser’s decision to purchase all of the Properties. If this Contract is not terminated, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price for the Properties and Purchaser shall receive the full benefit of any condemnation award. If Purchaser elects to terminate this Contract pursuant to this Section 12.1, the Deposit shall be refunded to Purchaser.

ARTICLE XIII

MISCELLANEOUS

13.1 Binding Effect of Contract. This Contract shall not be binding on any party until executed by Purchaser and all Sellers. Escrow Agent’s execution of this Contract shall not be a prerequisite to its effectiveness. Subject to Section 13.3, this Contract shall be binding upon and inure to the benefit of Sellers and Purchaser, and their respective successors and permitted assigns.

13.2 Exhibits and Schedules. All Exhibits and Schedules, whether or not annexed hereto, are a part of this Contract for all purposes.

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13.3 Assignability. Except to the extent required to comply with the provisions of Section 13.18 related to a 1031 Exchange, this Contract is not assignable by Purchaser without first obtaining the prior written approval of Sellers. Any transfer after the date hereof of a majority of the stock, partnership interests, membership interests or other beneficial interests of Purchaser, whether in a single transaction or in a series of transactions, without obtaining the prior written consent of Sellers, shall be deemed a prohibited assignment by Purchaser of its interest hereunder, except as provided in the first sentence of this paragraph. No transfer or assignment by Purchaser in violation of the provisions hereof shall be valid or enforceable.

13.4 Captions. The captions, headings, and arrangements used in this Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

13.5 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

13.6 Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally-recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified or registered mail, return receipt requested; or (d) sent by electronic delivery with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than three (3) Business Days thereafter. All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery. Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices. All notices shall be sent to the addressee at its address set forth following its name below:

To Purchaser:

c/o Gramercy Property Trust, Inc.

521 Fifth Avenue, 30th Floor

New York, New York 10175

Attention: Allan B. Rothschild

Telephone: (212) 297-1057

Email: arothschild@gptreit.com

With a copy to:

Kirkland & Ellis LLP

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300 N. LaSalle St.

Chicago, Illinois 60654

Attention: Andrew D. Small, Esq.

Telephone: (312) 862-5489

Email: andrew.small@kirkland.com

To Sellers:

c/o Dividend Capital Diversified Property Fund Inc.

518 17th Street, 17th Floor

Denver, Colorado 80202

Attention: Andrea Karp

Telephone: (303) 597-0477

Email: akarp@dividendcapital.com

With a copy to:

c/o Dividend Capital Diversified Property Fund Inc.

518 17th Street, 17th Floor

Denver, Colorado 80202

Attention: Joshua J. Widoff, Esq.

Telephone: (303) 597-0483

Email: jwidoff@blackcreekcapital.com

With a copy to:

Brownstein Hyatt Farber Schreck LLP

410 17th Street

Denver, Colorado 80202

Attention: Bruce A. James, Esq.

Telephone: (303) 223-1167

Email: bjames@bhfs.com

Any notice required hereunder to be delivered to the Escrow Agent shall be delivered in accordance with above provisions as follows:

Fidelity National Title

4643 S. Ulster Street, Suite 500

Denver, Colorado 80237

Attention: Lindsey Mann

Telephone: (720) 220-1227

Email: Lindsey.mann@fnf.com

Unless specifically required to be delivered to the Escrow Agent pursuant to the terms of this Contract, no notice hereunder must be delivered to the Escrow Agent in order to be effective so long as it is delivered to the other party in accordance with the above provisions.

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13.7 Governing Law and Venue. The laws of the State of Colorado shall govern the validity, construction, enforcement, and interpretation of this Contract. All claims, disputes and other matters in question arising out of or relating to this Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in a court of competent jurisdiction in the State of Colorado.

13.8 Entire Agreement. This Contract, when taken together with the Related Contracts, shall amend, restate and supersede the Original Contract, and collectively they embody the entire agreement between the parties hereto and thereto concerning the subject matter hereof and thereof and supersedes all prior conversations, proposals, negotiations, understandings and contracts, whether written or oral; provided, however, that this Contract and the Related Contracts shall not supersede any notices given under the Original Contract prior to the date hereof.

13.9 Amendments. This Contract shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, however, that, (a) the signature of the Escrow Agent shall not be required as to any amendment of this Contract other than an amendment of Section 2.3, and (b) the signature of the Broker shall not be required as to any amendment of this Contract.

13.10 Severability. In the event that any part of this Contract shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law. If such provision cannot be reformed, it shall be severed from this Contract and the remaining portions of this Contract shall be valid and enforceable.

13.11 Multiple Counterparts/Electronic Signatures. This Contract may be executed in a number of identical counterparts. This Contract may be executed by electronic delivery of signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

13.12 Construction. No provision of this Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

13.13 Confidentiality. Purchaser shall not disclose the terms and conditions contained in this Contract or any Related Contract, and shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Contract, any information obtained by Purchaser in the course of its inspection of the Properties, and any Materials provided by Sellers (a) as required by law (provided, however that Purchaser shall provide prior written notice to Sellers of such disclosure, to the extent practical under the circumstances), (b) to consummate the terms of this Contract, or any financing or equity raise relating thereto (provided, however that as to any written materials to be provided by Purchaser to any third party in connection with such equity raise, Purchaser shall provide Seller with (1) Business Day’s prior courtesy review and ability to provide suggested comments (which need not be incorporated) and all such materials will conform substantially to the previously provided public filings, or (c) to lenders,

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attorneys and accountants. Neither Purchaser nor Sellers shall make any filings pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 or in connection with any other securities laws or regulations, without allowing the other party one (1) Business Day’s prior courtesy review and ability to provide suggested comments (which need not be incorporated if any such information is required by law to be disclosed). Any information obtained by Purchaser in the course of its inspection of the Properties, and any Materials provided by Sellers to Purchaser hereunder, shall be confidential and, except as otherwise provided in this Section 13.13, Purchaser shall be prohibited from making such information public to any other person or entity other than its Consultants, without Sellers’ prior written authorization, which may be granted or denied in Sellers’ sole discretion. In addition, Purchaser shall use its reasonable efforts to prevent its Consultants from divulging any such confidential information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract, and Purchaser shall be liable for any breach by its consultants of the confidentiality obligations hereunder. Unless and until the Closing occurs, Purchaser shall not market the Properties (or any portion thereof) to any prospective purchaser or lessee without the prior written consent of Sellers, which consent may be withheld in Sellers’ sole discretion. Notwithstanding any provision to the contrary in this Section 13.13, following the Closing, either Purchaser or Sellers may, subject to the other party’s prior review and reasonable consent, issue a press release with respect to the consummation of the transaction contemplated by this Contract.

Purchaser shall not disclose to any Seller any information, including, without limitation, any Third-Party Reports, obtained by Purchaser in the course of Purchaser’s inspection of the Properties, without Sellers’ prior written authorization, which may be granted or denied in Sellers’ sole discretion.

Purchaser and Sellers agree that the covenants, restrictions and agreements of Gramercy Property Trust, Inc. contained in any confidentiality agreement executed by Gramercy Property Trust, Inc. prior to the Effective Date are superseded hereby and any such confidentiality agreement shall be null and void as of the Effective Date.

13.14 Time of the Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and any aspect thereof.

13.15 Waiver. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Contract shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.

13.16 Attorneys’ Fees. In the event either party hereto commences litigation or arbitration against the other to enforce its rights hereunder, the substantially prevailing party in such litigation shall recover from the other party its reasonable attorneys’ fees and expenses incidental to such litigation and arbitration, including the cost of in-house counsel and any appeals.

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13.17 Time Zone/Time Periods. Any reference in this Contract to a specific time shall refer to Mountain Time. Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

13.18 Like-Kind Exchange Cooperation Clause. Sellers and Purchaser acknowledge and agree that the purchase and sale of one or more of the Properties may be part of a tax-deferred exchange under Section 1031 of the Code for either Purchaser or any Seller. Each Party hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by the other Party, provided that (a) no Party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities, covenants and obligations of the Parties to each other under this Contract, (c) no Party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange (other than expenses of reviewing and executing documents required in connection with such exchange), and (d) no dates in this Contract will be extended as a result thereof. Notwithstanding anything to the contrary contained in the foregoing, if a Seller so elects to close the transfer of a Property as an exchange, then (i) such Seller, at its sole option, may delegate its obligations to transfer some or all of its Properties under this Contract, and may assign its rights to receive all or a portion of the Purchase Price from Purchaser, to a deferred exchange intermediary (an “Intermediary”) or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of such Seller pursuant to this Contract; (iii) such Seller shall remain fully liable for its obligations under this Contract as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Purchaser; and (v) the closing of the transfer of such Property to Purchaser shall be undertaken by direct deed, assignment and other appropriate conveyance from such Seller (or, if applicable, from other affiliates of such Seller whom such Seller will cause to execute such deeds, assignments and other appropriate instruments of conveyance) to Purchaser or to exchange accommodation titleholder, as the case may be. Notwithstanding anything to the contrary contained in the foregoing, if Purchaser so elects to close the acquisition of a Property as an exchange, then (i) Purchaser, at its sole option, may delegate its obligations to acquire such Property under this Contract, and may assign its rights to receive such Property from the applicable Seller, to an Intermediary or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Purchaser pursuant to this Contract; (iii) Purchaser shall remain fully liable for its obligations under this Contract as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to any Seller; and (v) the closing of the acquisition of such Property by Purchaser or the exchange accommodation titleholder, as the case may be, shall be undertaken by direct deed from the applicable Seller (or, if applicable, from other affiliates of such Seller whom such Seller will cause to execute such deeds, assignments and other appropriate instruments of conveyance) to Purchaser (or to exchange accommodation titleholder, as the case may be). Nothing in this Section 13.18 shall modify Section 13.30.

13.19 No Personal Liability of Officers, Trustees or Directors of Sellers’ Partners. Purchaser acknowledges that this Contract is entered into by Sellers, and Purchaser agrees that none of Sellers’ Indemnified Parties shall have any personal liability under this Contract or any document executed in connection with the transactions contemplated by this Contract.

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13.20 ADA Disclosure. Purchaser acknowledges that the Properties may be subject to the federal Americans With Disabilities Act (the “ADA”). The ADA requires, among other matters, that tenants and/or owners of “public accommodations” remove barriers in order to make a property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Sellers make no warranty, representation or guarantee of any type or kind with respect to any Property’s compliance with the ADA (or any similar state or local law), and Sellers expressly disclaim any such representations.

13.21 No Recording. Purchaser shall not cause or allow this Contract or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without Sellers ‘prior written consent, which consent may be withheld at Sellers’ sole discretion. If Purchaser records this Contract or any other memorandum or evidence thereof, Purchaser shall be in default of its obligations under this Contract. Purchaser hereby appoints Sellers as Purchaser’s attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of the Contract or other memorandum or evidence thereof from the public records. This appointment shall be coupled with an interest and irrevocable.

13.22 Relationship of Parties. Purchaser and Sellers acknowledge and agree that the relationship established between the parties pursuant to this Contract is only that of a seller and a purchaser of property. Neither Purchaser nor any Seller is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.

13.23 Waiver of Trial by Jury. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF THIS CONTRACT.

13.24 Intentionally Omitted.

13.25 Non-Solicitation of Employees. Prior to Closing, Purchaser acknowledges and agrees that, without the express written consent of Sellers, neither Purchaser nor any of Purchaser’s employees, affiliates or agents shall solicit any of the Sellers’ employees or any employees located at any Property (or any employees of Seller’s affiliates’ located at any property owned by such affiliates) for potential employment.

13.26 Survival. Except for (a) Sections 2.3, 3.3, 3.4, 3.5, 4.2, 4.6, 5.4, 5.5, 6.2, 6.3, 9.1, 9.2, 11.4 and ARTICLE XIII; (b) any other provisions in this Contract, that by their express terms survive the termination or Closing; and (c) any payment obligation of Purchaser under this Contract (the foregoing (a), (b) and (c) referred to herein as the “Survival Provisions”), none of the terms and provisions of this Contract shall survive the termination of this Contract, and if the Contract is not so terminated, all of the terms and provisions of this Contract (other than the Survival Provisions, which shall survive the Closing) shall be merged into the Closing documents and shall not survive Closing.

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13.27 Multiple Purchasers. As used in this Contract, the term “Purchaser” means all entities acquiring any interest in the any Properties at the Closing as disclosed on Schedule B-1. In the event that “Purchaser” has any obligations or makes any covenants, representations or warranties under this Contract, the same shall be made jointly and severally by all entities being a Purchaser hereunder. A default, breach or failure to perform the obligations or covenants of Purchaser herein by any Purchaser party shall be deemed a default by all Purchaser parties. If Sellers send a notice to Purchaser pursuant to the instructions set forth in Section 13.6 hereof, such notice shall be deemed to have been received by all Purchaser parties.

13.28 Sellers’ Several Obligations. Purchaser agrees that, notwithstanding any other provision of this Contract to the contrary, the representations, warranties, obligations, and covenants of each Seller are individual and several, and not joint and several, and each Seller shall only be responsible and liable for its own Property and its own representations, warranties, obligations, and covenants. Purchaser agrees that it shall look solely to the applicable Seller for any amount due hereunder or, obligation owed hereunder, and shall not pursue any claim against any other party or Property for payment or performance of the same, including, without limitation, any other Seller, or any partner, member, manager, shareholder, director, officer, employee, affiliate, representative or agent of any Seller. The several liability of each Seller hereunder shall be limited to one percent (1%) of the sum of the Purchase Price as set forth in Section 6.3 (and the Survival Period set forth therein) and the purchase prices under the Related Contacts, but shall not otherwise be limited to the Purchase Price allocable to a particular Property; provided, however, that, subject to Section 6.3, the aggregate liability of all Sellers, Related Seller Parties, and the Guarantor, when taken as a whole under this Contract and the Related Contracts, shall not exceed one (1%) percent of the sum of the Purchase Price and the purchase prices under the Related Contracts.

13.29 Rule 3-14 Audit Assistance. Upon at least three (3) Business Days prior notice and for a period of ninety (90) days after Closing, Sellers will, at Purchaser’s expense and without liability to Sellers, use commercially reasonable efforts to facilitate any audit of the Properties for the calendar year prior to the Closing Date and for the calendar year starting on January 1 through the Closing Date required to satisfy Purchaser’s public reporting obligations of the transactions contemplated by this Contract under Rule 3-14 of Regulation S-X and permit Purchaser’s independent registered public accounting firm reasonable access to books and records of Sellers for the purpose of conducting an audit of such financial statements; provided, however, Purchaser hereby releases Sellers and Seller’s Indemnified Parties, and indemnifies and holds Sellers and Seller’s Indemnified Parties harmless, from any Loss related to such books and records, financial statements, public reporting or audits and provided, further, that Sellers shall not be obligated to make, and do not make, any additional representations, warranties, covenants or indemnities related to such audit, financial statements, books and records or public reporting, and Sellers shall not be obligated to execute any documents or certificates related to such audit.

13.30 Obligation to Close on all Properties. Unless expressly set forth in this Contract, Purchaser’s obligation to purchase the Properties is not severable, and Purchaser must purchase all of the Properties.

13.31 State Specific Provisions.

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13.31.1 California Law Provisions.

13.31.1.1 Energy Use Disclosure. Purchaser acknowledges and agrees that: (a) it has received all disclosures and other documentation or information for the Properties located in California required under Section 25402.10 of the California Public Resources Code and its implementing regulations, (b) such disclosure information is for the current occupancy and use of such Properties, (c) the energy profiles of such Properties will vary depending on future occupancy or use of such Properties, (d) such Properties have not been proposed for LEED ratings, and (e) Sellers make no claims, representations or warranties regarding the future Energy Star profile of such Properties.

13.31.1.2 Waiver. Purchaser expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” PURCHASER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN CONNECTION WITH THIS AGREEMENT, AND THAT SUCH COUNSEL HAS EXPLAINED TO PURCHASER THE PROVISIONS OF SECTIONS 6.2 AND 13.31.1.2. BY INITIALING BELOW, PURCHASER CONFIRMS IT HAS AGREED TO THE PROVISIONS OF SECTIONS 6.2 AND 13.31.1.2.

PURCHASER:

GPT MAPLE AVENUE OWNER LP, a Delaware limited partnership

By: GPT MAPLE AVENUE OWNER GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Allan B. Rothschild

Name:	Allan B. Rothschild
Title:	Managing Director

13.31.1.3 Natural Hazards Disclosures. Natural hazards described in the following California code sections may affect the Properties located in California: (A) Govt. Code Section 8589.3 (Special Flood Hazard Area); (B) Govt. Code Section 8589.4 (Inundation Area); (C) Govt. Code Section 51183.5 (Fire Hazard Severity Zone); (D) Public Resource Code Section 2621.9 (Earthquake Fault Zone); (E) Public Resource Code Section 2694 (Seismic Hazard Zone); and (F) Public Resource Code Section 4136 (Wildland Area). The applicable Sellers shall cause, on or before the expiration of the Feasibility Period, to be executed and delivered to Purchaser a Natural Hazards

40

Disclosure Statement with respect to the foregoing matters for each Property located in California, substantially in the form of Exhibit I (each, a “Natural Hazards Disclosure Statement”). Purchaser acknowledges and agrees that Purchaser will independently evaluate and investigate whether any or all of such Natural Hazards affect the Properties located in California, and Sellers shall have no liabilities or obligations with respect thereto. Prior to the expiration of the Feasibility Period, Purchaser shall execute and deliver to Sellers the Natural Hazards Disclosure Statements. PURCHASER ACKNOWLEDGES AND REPRESENTS THAT PURCHASER HAS EXTENSIVE EXPERIENCE ACQUIRING AND CONDUCTING DUE DILIGENCE REGARDING COMMERCIAL PROPERTIES. THIS PROVISION IS AN ESSENTIAL ASPECT OF THE BARGAIN BETWEEN THE PARTIES.

13.31.2 Intentionally Omitted.

13.31.3 Intentionally Omitted.

13.31.4 New Jersey Law Provisions.

13.31.4.1 New Jersey Bulk Sale. Prior to Closing, Purchaser shall comply with the requirements of the New Jersey Bulk Sales Transfer Act, and the applicable Sellers shall, if requested by Purchaser or the New Jersey Division of Taxation (the “Division”), file an Asset Transfer Tax Declaration form to supplement any application by Purchaser to the Division. In furtherance thereof, the parties agree (i) to timely and fully comply with N.J.S.A. 54:50-38; (ii) the applicable Seller agrees to provide to Purchaser all documentation reasonably necessary for the completion of Form C-9600, Notification of Sale, Transfer or Assignment in Bulk; and (iii) Purchaser shall submit the completed Form C-9600, together with such supplemental documentation as required, to the Division at least ten (10) days prior to the anticipated date of Closing.

13.31.5 Intentionally Omitted.

13.31.6 Intentionally Omitted.

13.32 Related Contracts. If any Related Contract shall terminate for any reason not otherwise specified in this Contract, including, but not limited to, under Sections 3.2, 4.3, 4.5, 4.6.9, 5.1, the last paragraph of Section 8.1, the last paragraph of Section 8.2, 10.1, 10.2, 11.1, or 12.1 of the Related Contracts, then this Contract shall concurrently terminate, and Escrow Agent shall deliver the Deposit to the applicable party hereunder based upon which party to the terminated Related Contract is entitled to the deposit thereunder.

[Remainder of Page Intentionally Left Blank]

41

NOW, THEREFORE, the parties hereto have executed this Contract as of the date first set forth above.

SELLERS:

TRT NOIP SYLVAN WAY – PARSIPPANY LLC,

a Delaware limited liability company

By:	TRT NOIP Fixed Real Estate Holdco LLC, a Delaware limited liability company, its sole member

	By:	TRT NOIP Fixed Mezz Holdco LLC, a Delaware limited liability company, its sole member

		By:	DCTRT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

			By:	Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

				By:	Dividend Capital Diversified Property Fund Inc., a Maryland corporation, its general partner

					By:	/s/ Andrea Karp
					Name:	Andrea Karp
					Title:	SVP, Real Estate

[signatures continue on following page]

SIGNATURE PAGE

TRT NOIP MAPLE – EL SEGUNDO LP,

a Delaware limited partnership

By:	TRT NOIP Maple – El Segundo GP LLC, a Delaware limited liability company, its general partner

	By:	TRT NOIP Fixed CA LP Holdco LLC, a Delaware limited liability company, its sole member

		By:	TRT NOIP Fixed Real Estate Holdco LLC, a Delaware limited liability company, its sole member

			By:	TRT NOIP Fixed Mezz Holdco LLC, a Delaware limited liability company, its sole member

				By:	DCTRT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

					By:	Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

						By:	Dividend Capital Diversified Property Fund Inc., a Maryland corporation, its general partner

							By:	/s/ Andrea Karp
							Name:	Andrea Karp
							Title:	SVP, Real Estate

[signatures continue on following page]

SIGNATURE PAGE

PURCHASERS:

GPT SYLVAN WAY OWNER LLC,
a Delaware limited liability company

By:	/s/ Allan B. Rothschild

Name:	Allan B. Rothschild
Title:	Managing Director

Purchaser’s Tax Identification Number/Social Security Number:

GPT MAPLE AVENUE OWNER LP,
a Delaware limited partnership

By:	GPT MAPLE AVENUE OWNER GP LLC, a
Delaware limited liability company, its General Partner

By:	/s/ Allan B. Rothschild

Name:	Allan B. Rothschild
Title:	Managing Director

Purchaser’s Tax Identification Number/Social Security Number:

SIGNATURE PAGE

ESCROW AGENT SIGNATURE PAGE

The undersigned executes the Contract to which this signature page is attached for the purpose of agreeing to the provisions of Section 2.3 of the Contract, and hereby confirms December 9, 2014 as the date of opening of escrow and designates                     as the escrow number assigned to this escrow.

ESCROW AGENT:

Fidelity National Title Insurance Company

By:	/s/ Lindsey Mann

Name:	Lindsey Mann
Title:	Commercial Escrow Officer

ESCROW AGENT’S SIGNATURE PAGE

AMENDED AND RESTATED JOINDER

THIS AMENDED AND RESTATED JOINDER (“Joinder”) is made and entered into January 15, 2015, but effective as of December 9, 2014 by Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership (“Guarantor”) for the benefit of the purchasing parties identified on Schedule B-1 to that certain Amended and Restated Purchase and Sale Contract dated January 15, 2015, but effective as of December 9, 2014 (the “Contract”) (individually, a “Purchaser” and collectively, “Purchasers”) by and among Purchasers and the selling parties identified on Schedule A-1 to the Contract (individually, a “Seller” and collectively, “Sellers”). This Joinder, when taken together with any joinders by Guarantor under the Related Contracts, shall amend, restate and supersede any joinder by Guarantor under the Original Contract.

Guarantor hereby joins in the execution of the Contract for the purposes of unconditionally and irrevocably guaranteeing the full and punctual payment of (i) actual damages owed to Purchasers by any Seller as a result of a breach of any of Sellers’ representations and warranties contained in Section 6.1 of the Contract (subject to the restrictions contained in Sections 6.3 and 6.4 of the Contract, which shall be fully applicable to this Joinder and are incorporated herein by reference), and (ii) actual damages owed to Purchaser by Guarantor as a result of Guarantor’s indemnification obligations pursuant to Section 4.6.2 of the Contract (as such amounts are limited pursuant to Section 6.3 of the Contract). The liability of Guarantor hereunder shall in no way be affected, diminished or released by any extension of time or forbearance that may be granted by Purchasers to Sellers or by the acceptance by Purchasers of additional security for performance of the Contract or any release, substitution or changes in any such security, or by any modifications, amendments or extensions of the Contract agreed upon by Sellers and Purchasers. Purchasers, in their sole discretion, may waive or release any provision or provisions of the Contract as Purchasers may deem proper or desirable, without any notice to or further assent from Guarantor and without in any manner impairing or affecting this joinder as to any provision(s) not so waived or released or any of the Guarantor’s obligations hereunder. Guarantor waives all rights and defenses arising out of an election of remedies by Purchasers, even though that election of remedies has destroyed Guarantor’s rights of subrogation and reimbursement against Sellers. Guarantor waives all suretyship rights or defenses under applicable law. Purchasers may enforce this guaranty against the Guarantor without the necessity at any time of resorting to or exhausting any other remedy or any other security or collateral and without the necessity at any time of having recourse to any of its rights or remedies under the Contract, and without the necessity of proceeding against Sellers. This is a guaranty of payment and performance and not merely of collection. The obligations of Guarantor hereunder are absolute, primary, unconditional and irrevocable obligations, enforceable by Purchasers at Purchasers’ election, simultaneously with or after proceeding against one or more Sellers or without the necessity of any suit or proceedings against any Seller, and in any event, without the necessity of any notice of non-payment, non-performance or non-observance, or of any notice of acceptance of this guaranty or any other notice or demand to which Guarantor might otherwise be entitled or that may be required to preserve any rights against Guarantor, all of which Guarantor expressly waives. Notwithstanding anything in this Joinder to the contrary, the collective liability of Guarantor hereunder and under any joinders by

JOINDER

Guarantor to the Related Contracts, when taken as a whole, shall not exceed the limits set forth in Section 6.3 of the Contract.

[remainder of page intentionally blank]

JOINDER

IN WITNESS WHEREOF, Guarantor has executed this Joinder as of the day and year first set forth above.

GUARANTOR:

DIVIDEND CAPITAL TOTAL REALTY OPERATING PARTNERSHIP LP,
a Delaware limited partnership, its sole member

By:	Dividend Capital Diversified Property Fund Inc.,
a Maryland corporation, its general partner

By:	/s/ Andrea Karp
Name:	Andrea Karp
Title:	SVP, Real Estate

JOINDER SIGNATURE PAGE

AMENDED AND RESTATED JOINDER

THIS AMENDED AND RESTATED JOINDER (“Joinder”) is made and entered into January 15, 2015, but effective as of December 9, 2014 by Gramercy Property Trust Inc., a Maryland corporation (“Purchasers’ Guarantor”), for the benefit of the selling parties identified on Schedule A-1 to that certain Amended and Restated Purchase and Sale Contract dated January 15, 2015, but effective as of December 9, 2014 (the “Contract”) (individually, a “Seller” and collectively, “Sellers”) by and among Sellers and the purchasing parties identified on Schedule B-1 to the Contract (individually, a “Purchaser” and collectively, “Purchasers”). This Joinder, taken together with any joinders by Purchasers’ Guarantor under the Related Contracts, shall amend, restate and supersede any joinder by Purchasers’ Guarantor under the Original Contract.

Purchasers’ Guarantor hereby joins in the execution of the Contract for the purposes of unconditionally and irrevocably guaranteeing the full and punctual payment actual damages owed to Sellers by Purchaser following any termination of the Contract, and resulting from a breach of any of Purchasers’ pre-Closing obligations. The liability of Purchasers’ Guarantor hereunder shall in no way be affected, diminished or released by any extension of time or forbearance that may be granted by Sellers to Purchasers or by the acceptance by Sellers of additional security for performance of the Contract or any release, substitution or changes in any such security, or by any modifications, amendments or extensions of the Contract agreed upon by Sellers and Purchaser. Sellers, in their sole discretion, may waive or release any provision or provisions of the Contract as Sellers may deem proper or desirable, without any notice to or further assent from Purchasers’ Guarantor and without in any manner impairing or affecting this joinder as to any provision(s) not so waived or released or any of the Purchasers’ Guarantor’s obligations hereunder. Purchasers’ Guarantor waives all rights and defenses arising out of an election of remedies by Sellers, even though that election of remedies has destroyed Purchasers’ Guarantor’s rights of subrogation and reimbursement against Purchasers. Purchasers’ Guarantor waives all suretyship rights or defenses under applicable law. Sellers may enforce this guaranty against the Purchasers’ Guarantor without the necessity at any time of resorting to or exhausting any other remedy or any other security or collateral and without the necessity at any time of having recourse to any of its rights or remedies under the Contract, and without the necessity of proceeding against Purchasers. This is a guaranty of payment and performance and not merely of collection. The obligations of Purchasers’ Guarantor hereunder are absolute, primary, unconditional and irrevocable obligations, enforceable by Sellers at Sellers’ election, simultaneously with or after proceeding against one or more Purchasers or without the necessity of any suit or proceedings against any Purchaser, and in any event, without the necessity of any notice of non-payment, non-performance or non-observance, or of any notice of acceptance of this guaranty or any other notice or demand to which Purchasers’ Guarantor might otherwise be entitled or that may be required to preserve any rights against Purchasers’ Guarantor, all of which Purchasers’ Guarantor expressly waives.

Notwithstanding any provision to the contrary in this Joinder, Sellers, Purchasers and Purchasers’ Guarantor agree that Purchasers’ Guarantor’s obligations under this Joinder shall survive Closing or earlier termination of the Contract for a period of nine (9) months (the

JOINDER SIGNATURE PAGE

“Survival Period”). Purchasers’ Guarantor shall have no liability under this Joinder after the Survival Period except to the extent a Seller has delivered notice to and commenced litigation against Purchasers’ Guarantor by filing and serving a lawsuit during the Survival Period for breach of the Contract by Purchaser. Under no circumstances shall Purchasers’ Guarantor be liable to Sellers for more than one percent (1%) of the Purchase Price, in any individual instance or in the aggregate for a breach of any representations, warranties, liabilities, covenants, indemnities and/or obligations of Purchasers under this Contract and/or any documents executed and delivered by Purchasers in connection with the Closing. Notwithstanding anything in this Joinder to the contrary, the collective liability of Purchasers’ Guarantor hereunder and under any joinders by Purchasers’ Guarantor to the Related Contracts, when taken as a whole, shall not exceed 1% of the sum of the Purchase Price and the purchase prices under the Related Contracts.

[remainder of page intentionally blank]

JOINDER SIGNATURE PAGE

IN WITNESS WHEREOF, Purchasers’ Guarantor has executed this Joinder as of the day and year first set forth above.

PURCHASERS’ GUARANTOR:

GRAMERCY PROPERTY TRUST INC.,
a Maryland corporation

By:	/s/ Allan B. Rothschild

Name:	Allan B. Rothschild
Title:	Managing Director

JOINDER SIGNATURE PAGE

SCHEDULE A-1

SELLER INFORMATION SCHEDULE

Seller Names		Property Addresses	Purchase Price Allocation
1.	TRT NOIP Sylvan Way – Parsippany LLC, a Delaware limited liability company	6 Sylvan Way Parsippany, NJ	$47,345,018
2.	TRT NOIP Maple – El Segundo LP, a Delaware limited partnership	1920 East Maple Avenue El Segundo, CA	$58,166,736

SCHEDULE A-1

SCHEDULE A-2

RELATED SELLER PARTIES

Seller Names		Property Addresses
1.	TRT NOI Doolittle – Redondo Beach LP, a Delaware limited partnership	3701 Doolittle Drive Redondo Beach, CA

2.	TRT NOIP Sheila – Commerce LP, a Delaware limited partnership	5200 Sheila Street Commerce, CA

3.	TRT NOIP Corporate Center Drive – Newbury Park LP, a Delaware limited partnership	2000 Corporate Center Drive Thousand Oaks, CA

4.	TRT NOIP SW 80 – Plantation LLC, a Delaware limited liability company	1600 – 1601 SW 80th Street Plantation, FL

5.	TRT NOIP Connection – Irving LP, a Delaware limited partnership	6000 Connection Drive Irving, TX

6.	TRT NOIP Glenville – Richardson LP, a Delaware limited partnership	1460 North Glenville Drive Richardson, TX

7.	TRT NOIP Columbia – Richfield LLC, a Delaware limited liability company	3201 Columbia Road Richfield, OH

8.	TRT NOIP Corporate Drive – Dixon LLC, a Delaware limited liability company	200 Corporate Drive Dixon, IL

9.	TRT NOIP Eagle LP, a Delaware limited partnership	15350, 15355, 15370, 15390 Vickery Drive Houston, TX

10.	TRT NOIP East 28 – Aurora LLC, a Delaware limited liability company	18300 East 28th Avenue Aurora, CO

SCHEDULE A-2

SCHEDULE B-2

PURCHASER INFORMATION SCHEDULE

Buyer Entity	State	General Partner (if applicable)	State
GPT Sylvan Way Owner LLC	DE	N/A
GPT Maple Avenue Owner LP	DE	GPT Maple Avenue Owner GP LLC	DE

SCHEDULE B-1

SCHEDULE B-2

RELATED PURCHASER PARTIES

Buyer Entity	State	General Partner (if applicable)	State
GPT Doolittle Drive Owner LP	DE	GPT Doolittle Drive Owner GP LLC	DE
GPT Sheila Street Owner LP	DE	GPT Sheila Street Owner GP LLC	DE
GPT Corporate Center-Thousand Oaks Owner LP	DE	GPT Corporate Center-Thousand Oaks Owner GP LLC	DE
GPT SW 80th Street Owner LLC	DE	N/A
GPT Connection Drive Owner LLC	DE	N/A
GPT Glenville Drive Owner LLC	DE	N/A
GPT Columbia Road Owner LLC	DE	N/A
GPT Corporate Drive-Dixon Owner LLC	DE	N/A
GPT Vickery Drive Owner LLC	DE	N/A
GPT 28th Avenue Aurora Owner LLC	DE	N/A

SCHEDULE B-2

SCHEDULE 1

DEFINED TERMS

“ADA” shall have the meaning set forth in Section 13.20.

“Allocated Loan Balance” shall have the meaning set forth in Section 2.2.2.

“Applicable Share” means, a fraction, the numerator of which is the Property’s Purchase Price set forth on the Seller Information Schedule, and the denominator of which is $398,634,645.

“Assumed Deed of Trust” means those certain deeds of trust and mortgages identified on Schedule 4.6.

“Assumed Encumbrance” means all security and related documents in connection with the Loan, including the Assumed Deed of Trust.

“Assumed Loan Documents” means any documents executed in connection with the Loan, including, but not limited to, those documents identified on Schedule 4.6.

“Assumption Lender Fees” shall have the meaning set forth in Section 4.6.5.

“Broker” shall have the meaning set forth in Section 9.1.

“Business Day” means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of Colorado. Unless the references in this Contract to any specific time period expressly uses the capitalized term “Business Days”, the number of days for such time period shall be based on calendar days.

“Charges” shall have the meaning set forth in Section 5.4.6.2.

“Claims” shall have the meaning set forth in Section 6.2.

“Closing” means the consummation of the purchase and sale and related transactions contemplated by this Contract in accordance with the terms and conditions of this Contract.

“Closing Date” means the date on which date the Closing of the conveyance of the Properties is required to be held pursuant to Section 5.1.

“Code” shall have the meaning set forth in Section 2.3.6.

“Conforming Tenant Estoppel” shall have the meaning set forth in Section 7.5.

“Consultants” shall have the meaning set forth in Section 3.1.

“Damage Notice” shall have the meaning set forth in Section 11.1.

SCHEDULE 1-1

“Declarations and REAs” means any and all declarations, reciprocal easement agreements or other similar cross-easements, use agreements, covenants or similar agreements governing the use, maintenance or operation of any part of a Property.

“Deed” shall have the meaning set forth in Section 5.2.1.

“Defeasance Default” shall have the meaning set forth in Section 10.2.

“Deposit” shall have the meaning set forth in Section 2.2.1.

“Development Agreement” means any agreement between a Seller and any municipal or quasi-municipal entity or other third party (other than Tenants under the Leases) for the development and construction of infrastructure, buildings, or other improvements, on, servicing, or with respect to a Property.

“Environmental Laws” shall have the meaning set forth in Section 6.1.13.

“ERISA” shall have the meaning set forth in Section 6.5.9.

“Escrow Agent” shall have the meaning set forth in Section 2.2.1.

“Existing Survey” shall have the meaning set forth in Section 4.2.

“Feasibility Period” shall have the meaning set forth in Section 3.1.

“Final Response Deadline” shall have the meaning set forth in Section 4.3.

“Fixtures and Tangible Personal Property” means, with respect to each Property, all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property owned by the applicable Seller and located on the applicable Land or in the Improvements as of the Effective Date and used or usable in connection with the occupation or operation of all or any part of such Property, but only to the extent transferable. The term “Fixtures and Tangible Personal Property” does not include (a) equipment leased by the applicable Seller and the interest of such Seller in any equipment provided to the Property for use, but not owned or leased by such Seller, or (b) property owned or leased by any Tenant or guest, employee or other person furnishing goods or services to such Property, or (c) property and equipment owned by the applicable Seller, which in the ordinary course of business of its Property is not used exclusively for the business, operation or management of the such Property, or (d) the property and equipment, if any, expressly identified in Schedule 1.1.30.

“General Assignment” shall have the meaning set forth in Section 5.2.3.

“Good Funds” shall have the meaning set forth in Section 2.2.1.

“Guarantor” means the “Guarantor” identified in the Joinder attached hereto.

SCHEDULE 1-2

“Improvements” means all buildings and improvements located on the Land corresponding to each Property, taken “as-is”.

“Intermediary” shall have the meaning set forth in Section 13.18.

“Inspections” shall have the meaning set forth in Section 3.1.

“Land” means, with respect to each Property, all of those certain tracts of land described on Exhibit A-1 through A-12, and all rights, privileges and appurtenances pertaining thereto, as more particularly described in the applicable Deed.

“Lease(s)” means, with respect to each Property, the interest of the applicable Seller in and to the leases or occupancy agreements in effect as of the Effective Date, and any new leases entered into pursuant to Section 7.1, which, as of the Closing, affect all or any portion of the applicable Land or Improvements, and any security deposits actually held by such Seller with respect to any such Leases.

“Leases Assignment” shall have the meaning set forth in Section 5.2.4.

“Leasing Commissions” shall have the meaning set forth in Section 5.4.6.3.

“Lender” means, with respect to each Property, those “Lenders” identified on the Seller Information Schedule, each of whose servicer, if any, also is identified on the Seller Information Schedule.

“Loan” means the indebtedness owing to Lender evidenced by the Note.

“Loan Agreement” shall have the meaning set forth in Schedule 4.6.

“Loan Assumption Application” shall have the meaning set forth in Section 4.6.3.

“Loan Assumption Application Submittal Deadline” shall have the meaning set forth in Section 4.6.3

“Loan Assumption and Release” shall have the meaning set forth in Section 4.6.2.

“Loan Indemnity Survival Period” shall have the meaning set forth in Section 4.6.2.

“Loan Liabilities” shall have the meaning set forth in Section 4.6.2.

“Losses” shall have the meaning set forth in Section 3.4.1.

“Materials” shall have the meaning set forth in Section 3.5.

“Miscellaneous Property Assets” means, with respect to each Property, all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of a Property and owned by the applicable Seller, excluding, however, (a) receivables, (b) Property Contracts, (c) Leases, (d) Permits, (e) cash or other funds, whether in petty cash or house “banks,” or on deposit in bank accounts or in transit

SCHEDULE 1-3

for deposit, (f) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (g) utility and similar deposits, (h) insurance or other prepaid items, or (i) such Seller’s proprietary books and records. The term “Miscellaneous Property Assets” also shall include all of the applicable Seller’s rights, if any, in and to the name of its Property identified on the Seller Information Schedule as it relates solely to use in connection with such Property (and not with respect to any other property owned or managed by any Seller, Property Manager, or their respective affiliates).

“Natural Hazards Disclosure Statement” shall have the meaning set forth in Section 13.31.1.3.

“New Exception” shall have the meaning set forth in Section 4.4.5.

“New Exception Review Period” shall have the meaning set forth in Section 4.4.5.

“Note” means that certain promissory note identified on Schedule 4.6.

“Objection Deadline” shall have the meaning set forth in Section 4.3.

“Objection Notice” shall have the meaning set forth in Section 4.3.

“Objections” shall have the meaning set forth in Section 4.3.

“Original Contract” shall have the meaning set forth in the Recitals hereto.

“Original Property” shall have the meaning set forth in the Recitals hereto.

“Original Purchaser” shall have the meaning set forth in the Recitals hereto.

“Original Sellers” shall have the meaning set forth in the Recitals hereto.

“Outside Closing Date” shall have the meaning set forth in Section 5.1.

“Permits” means, with respect to each Property, all licenses and permits granted by any governmental authority having jurisdiction over such Property owned by the applicable Seller and required in order to own and operate such the Property, excluding, however, those Permits which, under applicable law, are nontransferable.

“Permitted Exceptions” shall have the meaning set forth in Section 4.4.

“Prohibited Person” means any of the following: (a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (d) a person or entity that is

SCHEDULE 1-4

otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a person or entity that is affiliated with any person or entity identified in clause (a), (b), (c) and/or (d) above.

“Property” means with respect to each real property identified on the Seller Information Schedule: (a) the Land and Improvements and all rights of the applicable Seller, if any, in and to all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to such Land and Improvements, (b) the Property Contracts, Leases, Permits, and the right, if any, of the applicable Seller in and to the Fixtures and Tangible Personal Property, and (c) the Miscellaneous Property Assets owned by the applicable Seller which are located on the applicable Property and used in its operation.

“Property Contracts” means, with respect to each Property, all contracts, agreements, equipment leases, purchase orders, maintenance, service, management and similar contracts, excluding Leases, regardless of whether entered into by the applicable Seller or an affiliate of thereof, which relate to the ownership, maintenance, construction or repair and/or operation of such Property, whether or not assignable by their terms, but expressly excluding any such contracts, agreements, equipment leases, purchase orders, maintenance, service, management or similar contracts entered into by any Tenant.

“Property Management Agreement” means the agreement, if any currently in effect between each Seller and the Property Manager.

“Property Manager” means the current property manager, if any, of each Property.

“Proration Schedule” shall have the meaning set forth in Section 5.4.1.

“Purchase Price” means the consideration to be paid by Purchaser to Sellers for the purchase of the Properties pursuant to Section 2.2.

“Purchaser Information Schedule” shall have the meaning set forth in the introductory paragraph.

“Records Hold Period” shall have the meaning set forth in Section 5.4.11.

“Related Contracts” shall have the meaning set forth in the Recitals hereto.

“Related Purchaser Parties” shall have the meaning set forth in the Recitals hereto.

“Related Seller Parties” shall have the meaning set forth in the Recitals hereto.

“Repairs” shall have the meaning set forth in Section 11.1.

“Required Loan Fund Amounts” shall have the meaning set forth in Section 4.6.6.

“Response Deadline” shall have the meaning set forth in Section 4.3.

“Response Notice” shall have the meaning set forth in Section 4.3.

SCHEDULE 1-5

“Risk of Loss Transfer” shall have the meaning set forth in Section 5.4.7.

“Seller’s Indemnified Parties” shall have the meaning set forth in Section 3.4.1.

“Seller Information Schedule” shall have the meaning set forth in the introductory paragraph.

“Seller’s Property-Related Files and Records” shall have the meaning set forth in Section 5.4.11.

“Seller’s Reconciliation Period” shall have the meaning set forth in Section 5.4.6.2.

“Seller’s Representations” shall have the meaning set forth in Section 6.1.

“Survey” shall have the meaning set forth in Section 4.2.

“Survival Period” shall have the meaning set forth in Section 6.3.

“Survival Provisions” shall have the meaning set forth in Section 13.26.

“Tax Year” shall mean each 12-month period for which the applicable taxing authority assesses Property Taxes, which may or may not be a calendar year.

“Tenant” means any person or entity entitled to occupy any portion of the Property under a Lease.

“Tenant Deposits” means, with respect to a Property, all security deposits, prepaid rentals, cleaning fees and other refundable deposits and fees collected from Tenants, plus any interest accrued thereon, paid by Tenants to the applicable Seller pursuant to its Leases. Tenant Deposits shall not include any non-refundable deposits or fees paid by Tenants to the applicable Seller, either pursuant to the Leases or otherwise.

“Tenant Inducement Costs” shall have the meaning set forth in Section 5.4.6.3.

“Tenant Notifications” shall have the meaning set forth in Section 5.2.10.

“Tenant Reconciliation” shall have the meaning set forth in Section 5.4.6.2.

“Tenant Security Deposit Balance” shall have the meaning set forth in Section 5.4.6.4.

“Termination Notice” shall have the meaning set forth in Section 8.1.

“Third-Party Reports” means any reports, studies or other information prepared or compiled for Purchaser by any Consultant or other third-party in connection with Purchaser’s investigation of a Property.

“Title Commitment” shall have the meaning set forth in Section 4.1.

“Title Documents” shall have the meaning set forth in Section 4.1.

SCHEDULE 1-6

“Title Insurer” shall have the meaning set forth in Section 2.2.1.

“Title Policy” shall have the meaning set forth in Section 4.1.

“Uncollected Rents” shall have the meaning set forth in Section 5.4.6.1.

SCHEDULE 1-7

EXHIBIT A-1

LEGAL DESCRIPTION

1920 E. Maple Ave., El Segundo, CA:

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

A PORTION OF THAT CERTAIN 68.970 ACRE PARCEL NO. 2, AS SHOWN ON RECORD OF SURVEY MAP OF A PORTION OF THE NORTH HALF OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 14 WEST, IN THE RANCHO SAUSAL REDONDO, IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 66, PAGE 5 OF RECORD OF SURVEYS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THAT CERTAIN NORTH LINE OF SAID PARCEL 2, SHOWN AS HAVING A BEARING OF NORTH 89° 59’ 20” EAST AND A LENGTH OF 2352.16 FEET ON SAID MAP, WITH THE WESTERLY LINE OF THAT CERTAIN PARCEL “E” AS DESCRIBED IN DEED TO THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY, RECORDED OCTOBER 20, 1954 AS INSTRUMENT NO. 3604, IN BOOK 45888, PAGE 319, OFFICIAL RECORDS OF SAID COUNTY, SAID POINT BEING DISTANT NORTH 89° 59’ 20” EAST ALONG SAID NORTH LINE AND ITS WESTERLY PROLONGATION, 784.83 FEET, MORE OR LESS, FROM THE WEST LINE OF SAID PARCEL 2; THENCE SOUTHERLY ALONG THE WESTERLY LINE OF SAID PARCEL “E”, ALONG THE ARC OF A CURVE CONCAVE EASTERLY AND HAVING A RADIUS OF 369.27 FEET, A DISTANCE OF 75.02 FEET TO A POINT IN A LINE THAT IS PARALLEL WITH AND DISTANT EASTERLY 777.23 FEET AT RIGHT ANGLES FROM THE WESTERLY LINE OF SAID PARCEL 2; THENCE ALONG SAID PARALLEL LINE AND THE WESTERLY LINE OF SAID PARCEL “E”, SOUTH 0° 00’ 20” EAST 322.49 FEET TO A POINT IN A LINE THAT IS PARALLEL WITH AND DISTANT SOUTHERLY 397.00 FEET AT RIGHT ANGLES FROM THE NORTH LINE OF SAID PARCEL 2; THENCE ALONG LAST SAID PARALLEL LINE SOUTH 89° 59’ 20” WEST 328.34 FEET TO A POINT IN A LINE THAT IS PARALLEL WITH AND DISTANT 30.00 FEET EASTERLY AT RIGHT ANGLES FROM THE EASTERLY LINE OF THAT CERTAIN 8.00 ACRE PARCEL OF LAND AS DESCRIBED IN DEED DATED JULY 20, 1954 AT SANTA FE LAND IMPROVEMENT COMPANY, RECORDED IN BOOK 45853, PAGE 297, OFFICIAL RECORDS OF SAID COUNTY; THENCE ALONG LAST SAID PARALLEL LINE NORTH 0° 00’ 20” WEST 397.00 FEET TO A POINT IN THE NORTH LINE OF SAID PARCEL 2; THENCE ALONG LAST SAID NORTH LINE 89° 59’ 20” EAST 335.94 FEET TO THE POINT OF BEGINNING.

EXCEPT ALL NATURAL GAS CONTAINED IN OR UNDER OR THAT MAY BE PRODUCED FROM SAID LAND, BUT WITH NO SURFACE RIGHTS TOGETHER WITH

EXHIBIT A-1-1

THE EXCLUSIVE RIGHT TO DRILL FOR AND PRODUCE SUCH NATURAL GAS FROM SAID LAND BY WHIPSTOCKING OR DIRECTIONAL DRILLING OR OTHER SUBSURFACE OPERATIONS CONDUCTED FROM SURFACE LOCATIONS ON OTHER LAND, AND THE EXCLUSIVE RIGHT TO USE THE SURFACE OF SAID LAND FOR THE PURPOSE OF INJECTING NATURAL GAS THEREIN FOR STORAGE AND FOR REPRESSURING THE FORMATIONS UNDERLYING SAID LAND BUT WITHOUT THE RIGHT OF SURFACE ENTRY IN ANY MANNER FOR THE PURPOSE OF DISCOVERING OR EXTRACTING SUCH SURFACE ENTRY IN ANY MANNER FOR THE PURPOSE OF DISCOVERING OR EXTRACTING SUCH NATURAL GAS AS CONVEYED TO STANDARD OIL COMPANY OF CALIFORNIA, A CORPORATION, BY DEED RECORDED JULY 27, 1943 IN BOOK 20145, PAGE 298, OFFICIAL RECORDS.

ALSO EXCEPT ALL OIL, HYDROCARBON AND MINERAL SUBSTANCES, IF ANY, EXCEPT NATURAL GAS, CONTAINED IN OR UNDER OR THAT MAY BE PRODUCED FROM SAID LAND, BUT WITH NO SURFACE RIGHTS TOGETHER WITH ALL THOSE CERTAIN RIGHTS RESERVED BY AND UNTO THE FIRST PARTY IN THAT CERTAIN DEED RECORDED IN BOOK 20145, PAGE 298, OFFICIAL RECORDS, BUT WITHOUT THE RIGHT OF SURFACE ENTRY FOR THE PURPOSE OF EXTRACTING ANY SUCH OIL, HYDROCARBON AND MINERAL SUBSTANCES NOR FOR ANY OTHER PURPOSE, AS CONVEYED TO CHANSLOR-CANFIELD MIDWAY OIL COMPANY, A CORPORATION, BY DEED RECORDED SEPTEMBER 7, 1945, IN BOOK 22243, PAGE 336, OFFICIAL RECORDS.

PARCEL 2:

THAT CERTAIN REAL PROPERTY SITUATED IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, BEING A PORTION OF THAT CERTAIN 60.970 ACRE PARCEL 2, AS SHOWN ON RECORD OF SURVEY MAP OF A PORTION OF THAT NORTH HALF OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 14 WEST, IN THE RANCHO SAUSAL REDONDO, AS PER MAP FILED IN BOOK 66, PAGE 5, OF RECORD OF SURVEYS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF A LINE THAT IS PARALLEL WITH AND DISTANT EASTERLY 448.89 FEET, MEASURED AT RIGHT ANGLES, FROM THE WESTERLY LINE OF SAID PARCEL 2, WITH A LINE THAT IS PARALLEL WITH AND DISTANT SOUTHERLY 397.00 FEET, AT RIGHT ANGLES, FROM THAT CERTAIN NORTHERLY LINE OF SAID PARCEL 2, SHOWN ON SAID RECORD OF SURVEY MAP AS HAVING BEARING OF NORTH 89° 59’ 20” EAST AND A LENGTH OF 2352.16 FEET, SAID POINT BEING ALSO THE SOUTHWEST CORNER OF THAT CERTAIN 3.00 ACRE PARCEL AS DESCRIBED IN DEED DATED OCTOBER 24, 1955, FROM SANTA FE LAND IMPROVEMENT COMPANY TO DOUGLAS BUILDING CORPORATION, RECORDED JANUARY 5, 1956, AS INSTRUMENT NO. 1578, IN BOOK 49965, PAGE 441, OFFICIAL RECORDS OF SAID COUNTY; THENCE NORTH 89° 59’ 20” EAST ALONG LAST SAID PARALLEL LINE, BEING ALSO THE SOUTHERLY LINE OF SAID 3.00 ACRE PARCEL, 328.34 FEET TO A POINT IN THE WESTERLY LINE OF THAT CERTAIN PARCEL “E”, AS DESCRIBED IN DEED DATED OCTOBER 1, 1954, FROM

EXHIBIT A-1-2

SANTA FE LAND IMPROVEMENT COMPANY TO THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY, RECORDED OCTOBER 20, 1954 AS INSTRUMENT NO. 3604, IN BOOK 45888, PAGE 319, OFFICIAL RECORDS, SAID WESTERLY LINE BEING PARALLEL WITH AND DISTANT EASTERLY 777.23 FEET, MEASURED AT RIGHT ANGLES, FROM THE WESTERLY LINE OF SAID PARCEL 2; THENCE SOUTH 0° 00’ 20” EAST ALONG LAST SAID PARALLEL LINE, 133.00 FEET TO A POINT IN A LINE THAT IS PARALLEL WITH AND DISTANT SOUTHERLY 133.00 FEET, MEASURED AT RIGHT ANGLES, FROM THE SOUTHERLY LINE OF SAID 3.00 ACRE PARCEL; THENCE SOUTH 89° 59’ 20” WEST ALONG LAST SAID PARALLEL LINE, 328.34 FEET, MORE OR LESS, TO A POINT IN A LINE THAT IS PARALLEL WITH AND DISTANT EASTERLY 448.89 FEET, MEASURED AT RIGHT ANGLES, FROM THE WESTERLY LINE OF SAID PARCEL 2; THENCE NORTH 0° 00’ 20” WEST ALONG LAST SAID PARALLEL LINE, 133.00 FEET, MORE OR LESS TO THE POINT OF BEGINNING.

EXCEPT ALL NATURAL GAS CONTAINED IN OR UNDER OR THAT MAY BE PRODUCED FROM SAID LAND, BUT WITH NO SURFACE RIGHTS TOGETHER WITH THE EXCLUSIVE RIGHT TO DRILL FOR AND PRODUCE SUCH NATURAL GAS FROM SAID LAND BY WHIPSTOCKING OR DIRECTIONAL DRILLING OR OTHER SUBSURFACE OPERATIONS CONDUCTED FROM SURFACE LOCATIONS ON OTHER LAND AND THE EXCLUSIVE RIGHT TO USE THE SUBSURFACE OF SAID LAND FOR THE PURPOSE OF INJECTING NATURAL GAS THEREIN FOR STORAGE AND FOR REPRESSURING THE FORMATIONS UNDERLYING SAID LAND BUT WITHOUT THE RIGHT OF SURFACE ENTRY IN ANY MANNER FOR THE PURPOSE OF DISCOVERING OR EXTRACTING SUCH NATURAL GAS AS CONVEYED TO STANDARD OIL COMPANY OF CALIFORNIA, A CORPORATION, BY DEED RECORDED JULY 27, 1943, IN BOOK 20145, PAGE 298, OFFICIAL RECORDS.

ALSO EXCEPT ALL OIL, HYDROCARBON AND MINERAL SUBSTANCES, IF ANY, EXCEPT NATURAL GAS, CONTAINED IN OR UNDER OR THAT MAY BE PRODUCED FROM SAID LAND, BUT WITH NO SURFACE RIGHTS TOGETHER WITH ALL THOSE CERTAIN DEED RECORDED IN BOOK 20145, PAGE 298 OFFICIAL RECORDS, BUT WITHOUT THE RIGHT OF SURFACE ENTRY FOR THE PURPOSE OF EXTRACTING ANY SUCH OIL, HYDROCARBON AND MINERAL SUBSTANCES NOR FOR ANY OTHER PURPOSE, AS CONVEYED TO CHANSLOR-CANFIELD MIDWAY OIL COMPANY, A CORPORATION, BY DEED RECORDED SEPTEMBER 7, 1945 IN BOOK 22243, PAGE 336, OFFICIAL RECORDS.

APN: 4138-006-011

EXHIBIT A-1-3

EXHIBIT A-2

LEGAL DESCRIPTION

6 Sylvan Way, Parsippany, NJ:

Block 202, Lot 1.9 on the official tax map of the TOWNSHIP OF PARSIPPANY-TROY HILLS, County of Morris, State of New Jersey

EXHIBIT A-2-1

EXHIBIT B

FORMS OF SPECIAL WARRANTY DEED

[attached]

New Jersey

Prepared by and Record and Return to:

DEED

This Deed is made as of                          , 201    ,

BETWEEN             , a             , having an address c/o                             , referred to as the Grantor,

AND             , a             , having an address c/o                             , referred to as the Grantee.

Transfer of Ownership. The Grantor grants and conveys (transfers ownership of) the property described below to Grantee. This transfer is made for and in the sum of                     Dollars ($            ) and other good and valuable consideration. The Grantor acknowledges receipt of this money.

Tax Map Reference. (N.J.S.A. 46:15-1.1).

Property. The property consists of the land, and the buildings and improvements thereon, together with all rights-of-way, privileges, licenses, easements, accessways and servitudes appurtenant thereto in the Township of                     , County of                     and State of New Jersey. The legal description of the property is set forth on attached EXHIBIT A.

Being the same property conveyed to Grantor by Deed (a) from                     , dated                          ,                     , and recorded on                     , in Deed Book                     , Page     .

Promises by Grantor. The Grantor promises that the Grantor has done no act to encumber the property. This promise is called a “covenant as to grantor’s acts” (N.J.S.A. 46:4-6). This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the property (such as by making a mortgage or allowing a judgment to be entered against the Grantor).

Signature. The Grantor signs this Deed as of the date at the top of the first page.

Witnessed By:

,
a

By:

Name:

Title:

Name:

STATE OF	)
)SS.:
COUNTY OF	)

I CERTIFY that on                          , 201    ,                     , personally came before me and acknowledged under oath, to my satisfaction, that this person (a) is                     , a                     , the                     named in the within instrument and is authorized to sign the within instrument on behalf of the                     ; and (b) as such Authorized Signatory for such                     , signed, sealed and delivered this instrument as the voluntary act and deed of the                     , made by virtue of authority from its members.

Notary Public

My Commission Expires:

Exhibit A to Deed

Legal Description of Property

California

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO AND

MAIL TAX STATEMENTS TO:

NAME:

ADDRESS:

CITY:

STATE & ZIP:

GRANT DEED

APN:

THE UNDERSIGNED GRANTOR(s) DECLARE(s) DOCUMENTARY TRANSFER TAX is $            CITY TAX $             computed on full value of property conveyed, or            computed on full value less value of liens or encumbrances remaining at time of sale.            Unincorporated area:             City of                     , and

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

                                                                        , a

(“Grantor”),

hereby GRANT(s) to:

                                                                       , a

(“Grantee”),

the following described real property in the County of                     , State of California (the “Property”):

See Exhibit A attached hereto;

This conveyance is subject only to those Permitted Exceptions as set forth on Exhibit “B”, attached hereto and made a part hereof.

AND Grantor covenants with Grantee that Grantor has done nothing to impair Grantor’s title to the Property as Grantor, and Grantor will warrant and defend such title against the lawful claims of all persons claiming by, under or through Grantor.

[EXECUTION ON FOLLOWING PAGE]

SIGNATURE

GRANTOR:

Dated: , 20 ,	,
a,

By:

Name:

Its:

ACKNOWLEDGEMENT

State of California                     )

County of                     )

On                     , before me,                             , a Notary Public in and for said County and State, personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:		(Seal)
Notary Public

EXHIBIT A

Property

EXHIBIT B-1

EXHIBIT C

FORM OF BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made this             day of                     , 20    by                             a                             (“Seller”), in favor of                             , a                             (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract dated as of                     , 20    (the “Contract”) with respect to the sale of certain Property identified therein. (Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Contract.)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Purchaser all of Seller’s right, title, and interest, if any, in and up to, the Fixtures and Tangible Personal Property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties), without representation or warranty of any kind whatsoever except as set forth in and subject to the terms of the Contract.

WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR ANY OTHER STATE).

This Bill of Sale shall be binding upon and inure to the benefit of the successors and permitted assigns of Purchaser and Seller.

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of                     .

[Remainder of page intentionally left blank.]

EXHIBIT C-1

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the day and year first written above.

Seller:

[SELLER],
a [ ]

By:

Name:

Title:

EXHIBIT C-2

EXHIBIT D

GENERAL ASSIGNMENT AND ASSUMPTION

This General Assignment and Assumption (this “Assignment”) is executed by [SELLER], a [            ] (“Seller”), in favor of [PURCHASER], a [            ] (“Purchaser”) as of                     , 20    (the “Effective Date”).

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract dated as of             , 20     (the “Contract”) with respect to the sale of certain Property identified therein. (Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Contract.)

WHEREAS, pursuant to the Contract, Seller has agreed to assign, without recourse, to Purchaser all of Seller’s right, title and interest, if any, in and to the Miscellaneous Property Assets, the Permits and the Property Contracts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1. Assignment. As of the Effective Date, Seller hereby assigns, sells and transfers, without recourse, to Purchaser all of Seller’s right, title and interest, if any, in and to the Miscellaneous Property Assets, the Permits and the Property Contracts.

2. Assumption. As of the Effective Date, Purchaser expressly agrees to assume and hereby assumes all liabilities and obligations of the Seller in connection with the Miscellaneous Property Assets, the Permits and the Property Contracts first arising after the date of this Assignment.

3. Counterparts. This Assignment may be executed in a number of identical counterparts. Signatures may be delivered by electronic delivery, and such signatures shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

4. Attorneys’ Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the substantially prevailing party in such action or proceeding shall be awarded all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys’ fees and costs (including the cost of in-house counsel and appeals), in addition to any other relief awarded by the court.

5. Applicable Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of [State Property Located In].

6. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY

EXHIBIT D-1

OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR ANY OTHER STATE).

[Remainder of page intentionally left blank.]

EXHIBIT D-2

IN WITNESS WHEREOF, the undersigned has executed this General Assignment and Assumption as of the day and year first written above.

Seller:

[SELLER], a [ ]

By:

Name:

Title:

[Purchaser’s Signature Page Follows]

EXHIBIT D-3

Purchaser:

[PURCHASER] a [ ]

By:

Name:

Title:

EXHIBIT D-4

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

This Assignment and Assumption of Leases and Security Deposits (this “Assignment”) is executed by [SELLER], a [            ] (“Seller”), in favor of [PURCHASER], a [                            ] (“Purchaser”) as of                     , 20     (the “Effective Date”).

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract dated as of                     , 20     (the “Contract”) with respect to the sale of certain Property more particularly described on Exhibit A attached hereto. (Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Contract.)

WHEREAS, Seller, as landlord, has entered into certain leases for the use of the Property by tenants (collectively, together with all amendments, modifications, supplements, restatements and guarantees thereof, the “Leases”).

WHEREAS, the Contract requires Seller and Purchaser to execute this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1. Assignment and Assumption. As of the Effective Date, Seller hereby irrevocably assigns, sets over, transfers and conveys to Purchaser all of Seller’s right, title and interest in and to (a) the Leases and (b) the Tenant Security Deposit Balance. Purchaser hereby accepts this Assignment and the rights granted herein, and Purchaser hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Leases and the Tenant Security Deposit Balance and all of the obligations and liabilities, fixed and contingent, of Seller thereunder accruing from and after the date hereof with respect to the Leases and the Tenant Security Deposit Balance and agrees to (i) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Seller thereunder, which accrue from and after the date hereof, and (ii) keep, perform and observe all of the covenants and conditions contained therein on the part of Seller to be kept, performed and observed, from and after the date hereof.

2. Indemnification. Purchaser shall indemnify, protect, defend and hold harmless Seller from and against any and all claims incurred by Seller with respect to the Security Deposits assigned herein.

3. General Provisions.

a. Successors. This Assignment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

b. Counterparts. This Assignment may be executed in a number of identical counterparts. Signatures may be delivered by electronic delivery, and such signatures shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

EXHIBIT E-1

c. Governing Law. This Assignment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State wherein the Property is located, without reference to the conflict of law provisions thereof.

d. Attorney’s Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the substantially prevailing party in such action or proceeding shall be awarded all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys’ fees and costs (including the cost of in-house counsel and appeals), in addition to any other relief awarded by the court.

[Remainder of page intentionally left blank.]

EXHIBIT E-2

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption of Leases and Security Deposits as of the day and year first written above.

Seller:

[SELLER], a [ ]

By:

Name:

Title:

[Purchaser’s Signature Page Follows]

EXHIBIT E-3

Purchaser:

[PURCHASER] a [ ]

By:

Name:

Title:

EXHIBIT E-4

EXHIBIT A

LEGAL DESCRIPTIONS

EXHIBIT E-5

EXHIBIT F

Intentionally Omitted

EXHIBIT F

EXHIBIT G

TENANT NOTIFICATION

[                    ], 2015

{Tenant Name}

{Tenant Address}

Re:    Sale of property located At [                    ], [            ], Florida

Dear Tenant:

On                     , 2015, GPT [                    ] Owner LLC (“GPT”), a subsidiary of Gramercy Property Trust, acquired [                    ], [                    ], [                    ] from [                    ]. In connection with the purchase, [                    ] assigned its interest and obligations under your lease agreement. I wanted to take this opportunity to welcome you as our tenant and to provide you with the individuals responsible for this asset, provide payment information and to request some additional information from you regarding contact people and insurance.

Rental Payments:

All rental payments should be forwarded to the following address:

If by mail:

Gramercy Capital Corp – GKK Collection Account

62917 Collection Center Drive

Chicago, IL 60693-0629

If by wire:

Bank:
Wire ABA #:
ACH ABA#:

Legal Notices:

All official legal notices should be sent to the following address:

GPT [                    ] Owner LLC

c/o Gramercy Property Trust

521 Fifth Avenue, 30th Floor

New York, New York 10175

Attn: Allan B. Rothschild

E-mail: Arothschild@gptreit.com

With a copy to:

Kirkland & Ellis LLP

300 N. LaSalle St.

Chicago, Illinois 60654

Attn.: Andrew D. Small, Esq.

E-mail: andrew.small@kirkland.com

EXHIBIT G-1

Lease Administration:

Any questions relative to lease administration should be directed to             via email at                     @gptreit.com or by phone at (            )             -            :

[Asset Management:

GPT will be self managing this asset and the asset manager assigned to this property is                     . You can reach                     at                     (office number) or                     (cell number) or                     (email address) with any building related questions. Our Asset Management Team looks forward to establishing a relationship with you.]

Information requested from Tenant:

In addition, we are requesting that you have your insurance company name                     as an additional insured and have evidence of coverage forwarded to the notice address, provided above, as soon as possible.

In order to update our records, we would also ask that you complete the information requested below, sign the acknowledgment at the bottom of this letter and return the enclosed copy of this letter with your insurance certificates.

TENANT NAME

Notice Address:

Billing Address:

Legal Address:

Site Contact:

Leasing Contact:

Business Contact:

Telephone Number:
Fax Number:

GPT is excited about becoming your Landlord at this property and we look forward to a long mutually beneficial relationship.

Thank you for your attention to this matter.

Very truly yours,

GPT

By:

Name:	Sonya A. Huffman
Title:	Senior Vice President

EXHIBIT G-2

EXHIBIT H

INTENTIONALLY OMITTED

EXHIBIT H-1

EXHIBIT I

CALIFORNIA NATURAL HAZARD DISCLOSURE STATEMENT

This statement applies to the following property:                     . The transferor and his or her agent(s) or a third-party consultant disclose the following information with the knowledge that even though this is not a warranty, prospective transferees may rely on this information in deciding whether and on what terms to purchase the subject property. Transferor hereby authorizes any agent(s) representing any principal(s) in this action to provide a copy of this statement to any person or entity in connection with any actual or anticipated sale of the property. The following are representations made by the transferor and his or her agent(s) based on their knowledge and maps drawn by the state and federal governments. This information is a disclosure and is not intended to be part of any contract between the transferee and transferor.

THIS REAL PROPERTY LIES WITHIN THE FOLLOWING HAZARDOUS AREA(S):

A SPECIAL FLOOD HAZARD AREA (Any type Zone “A” or “V) designated by the Federal Emergency Management Agency. Yes     No     Do not know and information not available from local jurisdiction             AN AREA OF POTENTIAL FLOODING shown on a dam failure inundation map pursuant to Section 8589.5 of the Government Code. Yes     No     Do not know and information not available from local jurisdiction

A VERY HIGH FIRE HAZARD SEVERITY ZONE pursuant to Section 51178 or 51179 of the Government Code. The owner of this property is subject to the maintenance requirements of Section 51182 of the Government Code. Yes     No

A WILDLAND AREA THAT MAY CONTAIN SUBSTANTIAL FOREST FIRE RISKS AND HAZARDS pursuant to Section 4125 of the Public Resources Code. The owner of this property is subject to the maintenance requirements of Section 4291 of the Public Resources Code. Additionally, it is not the state’s responsibility to provide fire protection services to any building or structure located within the wildlands unless the Department of Forestry and Fire Protection has entered into a cooperative agreement with a local agency for those purposes pursuant to Section 4142 of the Public Resources Code. Yes     No

AN EARTHQUAKE FAULT ZONE pursuant to Section 2622 of the Public Resources Code. Yes     No     A SEISMIC HAZARD ZONE pursuant to Section 2696 of the Public Resources Code. Yes (Landslide Zone)            Yes (Liquefaction Zone)     No     Map not yet released by state

THESE HAZARDS MAY LIMIT YOUR ABILITY TO DEVELOP THE REAL PROPERTY, TO OBTAIN INSURANCE, OR TO RECEIVE ASSISTANCE AFTER A DISASTER. THE MAPS ON WHICH THESE DISCLOSURES ARE BASED ESTIMATE WHERE NATURAL HAZARDS EXIST. THEY ARE NOT DEFINITIVE INDICATORS OF WHETHER OR NOT A PROPERTY WILL BE AFFECTED BY A NATURAL DISASTER. TRANSFEREE(S) AND TRANSFEROR(S) MAY WISH TO OBTAIN PROFESSIONAL ADVICE REGARDING THOSE HAZARDS AND OTHER HAZARDS THAT MAY AFFECT THE PROPERTY.

Signature of Transferor(s)

Date

EXHIBIT I-1

Check only one of the following:

(    ) Transferor(s) and their agent(s) represent that the information herein is true and correct to the best of their knowledge as of the date signed by the transferor(s) and agent(s).

(    ) Transferor(s) and their agent(s) acknowledge that they have exercised good faith in the selection of a third-party report provider as required in Civil Code Section 1103.7, and that the representations made in this Natural Hazard Disclosure Statement are based upon information provided by the independent third-party disclosure provider as a substituted disclosure pursuant to Civil Code.

Transferee represents that he or she has read and understands this document.

Signature of Transferee(s)

Date

EXHIBIT I-2

EXHIBIT J

INTENTIONALLY OMITTED

EXHIBIT J-1

SCHEDULE 1.1.30

LIST OF EXCLUDED FIXTURES AND TANGIBLE PERSONAL PROPERTY

[Insert list of excluded personal property for each Property]

1. None.

SCHEDULE 1.1.30

SCHEDULE 3.5

LIST OF MATERIALS

IN ALL INSTANCES, THE FOLLOWING MATERIALS WILL BE DELIVERED ONLY TO THE EXTENT THE SAME EXIST AND ARE IN EACH SELLER’S POSSESSION OR REASONABLE CONTROL. ALL DELIVERIES ARE MADE SUBJECT TO THE PROVISIONS OF SECTION 3.5.2 OF THE CONTRACT.

(a)	All Tenant Leases.

(b)	All Property Contracts.

(c)	All environmental reports which relate to the applicable Property and were prepared for such Seller by third parties, including, without limitation, hazardous material reports and soils reports.

(d)	Ad valorem and personal property tax statements for the current year, and the status of any pending appeal.

(e)	Current operating statements for the applicable Property and for the two years prior to the year in which the Effective Date occurs.

(f)	Guaranties or warranties with respect to the applicable Property, if any.

(g)	Copies of any certificates of occupancy and/or other Permits, zoning information and utility letters.

(h)	Copies of existing title policies.

(i)	Copies of site plans and specifications, and architectural plans.

(j)	Copies of all material correspondence sent or received by a Seller and related to the Leases.

SCHEDULE 3.5

SCHEDULE 4.6

ASSUMED LOAN DOCUMENTS

1.	Loan Agreement – 6/25/2010

2.	Note – 6/25/2010

3.	Mortgages:

a.	Newbury Park, Ventura County, CA – 6/25/2010

b.	Redondo Beach, Los Angeles County, CA – 6/25/2010

c.	Commerce, Los Angeles County, CA – 6/25/2010

d.	El Segundo, Los Angeles County, CA – 6/25/2010

e.	Irving, Dallas County, TX – 6/25/2010

f.	Richardson, Dallas County, TX – 6/25/2010

g.	Houston, Harris County, TX – 6/25/201

h.	Parsippany, Morris County, NJ – 6/25/2010

i.	Plantation, Broward County, FL – 6/25/2010

j.	Dixon, Lee County, IL – 6/25/2010

k.	Richfield, Summit County, OH – 6/25/2010

l.	Aurora, Adams County, CO – 6/25/2010

4.	Absolute Assignments of Leases and Rents:

a.	Newbury Park, Ventura County, CA – 6/25/2010

b.	Redondo Beach, Los Angeles County, CA – 6/25/2010

c.	Commerce, Los Angeles County, CA – 6/25/2010

d.	El Segundo, Los Angeles County, CA – 6/25/2010

e.	Irving, Dallas County, TX – 6/25/2010

f.	Richardson, Dallas County, TX – 6/25/2010

g.	Houston, Harris County, TX – 6/25/201

SCHEDULE 4.6

h.	Parsippany, Morris County, NJ – 6/25/2010

i.	Plantation, Broward County, FL – 6/25/2010

j.	Dixon, Lee County, IL – 6/25/2010

k.	Richfield, Summit County, OH – 6/25/2010

l.	Aurora, Adams County, CO – 6/25/2010

5.	Uniform Commercial Code – Financing Statements – Form UCC-1:

a.	Newbury Park, Ventura County, CA – 6/25/2010

b.	Redondo Beach, Los Angeles County, CA – 7/6/2010

c.	Commerce, Los Angeles County, CA – 7/6/2010

d.	El Segundo, Los Angeles County, CA – 7/6/2010

e.	Irving, Dallas County, TX – 6/25/2010

f.	Richardson, Dallas County, TX – 6/25/2010

g.	Houston, Harris County, TX – 6/25/201

h.	Parsippany, Morris County, NJ – 6/25/2010

i.	Plantation, Broward County, FL – 6/25/2010

j.	Dixon, Lee County, IL – 6/25/2010

k.	Richfield, Summit County, OH – 6/25/2010

l.	Aurora, Adams County, CO – 6/25/2010

6.	State of Delaware Uniform Commercial Code – Financing Statements UCC-1:

a.	TRT NOIP Corporate Center Drive – Newbury Park LP – 6/29/2010

b.	TRT NOIP Doolittle – Redondo Beach LP – 6/29/2010

c.	TRT NOIP Sheila – Commerce LP – 6/29/2010

d.	TRT NOIP Maple – El Segundo LP – 6/29/2010

e.	TRT NOIP Connection – Irving LP – 6/29/2010

f.	TRT NOIP Glenville – Richardson LP – 6/29/2010

SCHEDULE 4.6

g.	TRT NOIP Eagle LP – 6/29/2010

h.	TRT NOIP Sylvan Way – Parsippany LLC – 6/29/2010

i.	TRT NOIP SW 80 – Plantation LLC – 6/29/2010

j.	TRT NOIP Corporate Drive – Dixon LLC – 6/29/2010

k.	TRT NOIP Columbia – Richfield LLC – 6/29/2010

l.	TRT NOIP East 28 – Aurora LLC – 6/29/2010

7.	Borrower’s Certification – 6/25/2010

8.	Certification of Taxpayer Identification Number and Non-Foreign Status – 6/25/2010

9.	Borrower Authorization Form – 6/25/2010

10.	Cash Management Agreement – 6/25/2010

11.	Lockbox Agreement – 6/25/2010

12.	O&M Letter Agreements:

a.	Commerce, California – 6/25/2010

b.	El Segundo, California – 6/25/2010

c.	Parsippany, New Jersey – 6/25/2010

13.	Hazardous Materials Indemnity Agreement (Unsecured) – 6/25/2010

14.	Limited Guaranty – 6/25/2010

15.	Contribution Agreement – 6/25/2010

16.	Post Closing Agreement – 6/25/2010

17.	Intercreditor Agreement – 6/25/2010

SCHEDULE 4.6

SCHEDULE 4.6.2

REQUESTED LOAN DOCUMENT MODIFICATIONS

1. Update to reflect correct parties including correct borrowers and Guarantor

2. Update to reflect new borrower structure – individual SPE LLC’s or LP’s – either directly owned by a newly formed Holdco or directly owned by GPT Property Trust LP (the “Operating Partnership”) (if the individual SPE is a limited partnership, the Operating Partnership or Holdco will own all of the limited partnership interests and and 100% of the newly formed general partner)

3. Update to reflect Properties which serve as collateral for the loan

4. Update to reflect current P&I Payment Amount

5. Update Lockbox account information

6. To the extent required by Lender, update schedules and exhibits to reflect current information

7. Delete recycled entity and past separateness references as borrowers will be newly formed entities

8. Delete references to an Opco/Propco structure (for example TRT NOIP CEVA Lease Holdco LLC)

9. Transfers. In general, provisions will need to be updated to reflect Purchasers’ structure. Specific requirements include:

(a) Transfers of, or issuances of, shares in Gramercy Property Trust, Inc. (publicly traded) (the “REIT”) to be permitted in all circumstances with no requirements whatsoever (including notice).

(b) Issuance or Transfers of limited partnership interests in the Operating Partnership to be permitted in all circumstances with no requirements whatsoever (including notice) so long as the REIT owns 51% of the LP interests in the Operating Partnership and remains the sole GP of the Operating Partnership.

(c) Any transfer by operation of law resulting from the merger, consolidation or non-bankruptcy reorganization of the REIT or the Operating Partnership; provided, however, that to the extent that any transfer under this subsection (c) results in a change of Control (defined as in existing loan documents) of the Operating Partnership or the REIT, as applicable, then Borrower mush satisfy each of the applicable conditions relating to an assumption of the Loan by a new transferee pursuant to the application section with the Loan Agreement.

SCHEDULE 4.6.2

SCHEDULE 5.4.9

DIVISION OF TRANSFER TAXES AND TITLE COSTS AND PREMIUMS

State in which applicable Property is located	Transfer Taxes	Base Title Policy Premium	Extended Coverage Endorsement	Tax and Lien Searches
California	Seller	Seller	Purchaser	Purchaser
New Jersey	Seller	Purchaser	Purchaser	Purchaser

SCHEDULE 5.4.9

SCHEDULE 7.5(a)

REQUIRED TENANT ESTOPPELS

PROPERTY ADDRESS / NAME	Alt Name	City	State	County
1920 East Maple Ave	Equinix	El Segundo	CA	Los Angeles
6 Sylvan Way	Avis Budget Group	Parsippany	NJ	Morris

SCHEDULE 7.5(a)

SCHEDULE 7.5(b)

ESTOPPEL PROVISIONS

1. Commencement and termination dates of the Lease and any renewal terms.

2. The date to which rent has been paid under Lease.

3. To Tenant’s knowledge, there are no outstanding defaults under the Lease.

4. The Lease represents the entire agreement between Tenant and Landlord with respect to the Property.

5. Tenant has possession of the applicable Property and has not assigned the Lease or sublet any part of the Property.

6. All contributions required by the Lease to be paid by Landlord to Tenant to date for improvements to the Property have been paid in full.

7. All improvements or work required under the Lease to be made by Landlord to date, if any, have been completed to the satisfaction of the undersigned.

8. Tenant has no rights or options to purchase the Property, other than as disclosed in the estoppel or the Lease.

SCHEDULE 7.5(b)